                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            Eastman Chemical Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[EASTMAN LOGO]

                                 March 18, 1997

TO THE SHAREOWNERS OF EASTMAN CHEMICAL COMPANY:

     You are cordially invited to attend the 1997 Annual Meeting of Shareowners of Eastman Chemical Company, which will be held at our Employee Center, located at 400 South Wilcox Drive, in Kingsport, Tennessee, on May 1, 1997, at 10:00 a.m., Eastern Daylight Savings Time. Doors to the meeting will open at 9:00 a.m. An admission ticket is included with the enclosed proxy card. If you do not have an admission ticket and wish to attend the meeting, please call (423) 224-0905.

     The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting and Proxy Statement.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE MEETING. Your vote is important, regardless of the number of shares you own. Returning the enclosed proxy card will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     Thank you for your support of our Company.

                                           Sincerely,

                                           /s/ EARNEST W. DEAVENPORT, JR.

                                           Earnest W. Deavenport, Jr.
                                           Chairman and Chief Executive Officer

                                                                  [EASTMAN LOGO]

                            EASTMAN CHEMICAL COMPANY
                             100 NORTH EASTMAN ROAD
                           KINGSPORT, TENNESSEE 37660

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                           TO BE HELD ON MAY 1, 1997
                             ---------------------

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareowners (the "Annual Meeting") of Eastman Chemical Company (the "Company") will be held at the Company's Employee Center, located at 400 South Wilcox Drive, Kingsport, Tennessee, on May 1, 1997, at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

          1. ELECT DIRECTORS. To consider and act upon the election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2000 and until their successors are duly elected and qualified;

          2. APPROVE 1997 OMNIBUS LONG-TERM COMPENSATION PLAN. To consider and act upon approval of the Eastman Chemical Company 1997 Omnibus Long-Term Compensation Plan;

          3. APPROVE EASTMAN PERFORMANCE PLAN. To consider and act upon approval of the Eastman Performance Plan;

          4. APPROVE ANNUAL PERFORMANCE PLAN. To consider and act upon approval of the Eastman Annual Performance Plan;

          5. RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To consider and act upon ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company until the Annual Meeting of Shareowners in 1998; and

          6. OTHER BUSINESS. To transact such other business as may come properly before the Annual Meeting or any adjournments thereof.

     Only shareowners of record at the close of business on March 3, 1997 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. All shareowners, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign, and return the enclosed proxy card in the accompanying envelope. The proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy card or other written appointment of proxy bearing a later date, or by voting in person at the Annual Meeting.

                                  By order of the Board of Directors

                                  /s/ Harold L. Henderson
                                  Harold L. Henderson
                                  Secretary

March 18, 1997

     PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY CARD.

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF SHAREOWNERS OF
                            EASTMAN CHEMICAL COMPANY
                           TO BE HELD ON MAY 1, 1997

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the shareowners of Eastman Chemical Company, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of the $.01 par value common stock of the Company ("Common Stock"), for use at the Annual Meeting of Shareowners of the Company to be held on May 1, 1997, and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting is being held to consider and act upon (1) the election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2000 and until their successors are duly elected and qualified; (2) approval of the proposed Eastman Chemical Company 1997 Omnibus Long-Term Compensation Plan; (3) approval of the Eastman Performance Plan; (4) approval of the Eastman Annual Performance Plan; and (5) ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company until the Annual Meeting of Shareowners in 1998. The Company's Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting.

     The principal executive offices of the Company are located at 100 North Eastman Road, Kingsport, Tennessee 37660. The telephone number of the Company at such offices is (423) 229-2000.

     This Proxy Statement is dated March 18, 1997 and is first being mailed to the Company's shareowners on or about March 27, 1997.

RECORD DATE, SOLICITATION, AND REVOCABILITY OF PROXIES

     The Company's Board of Directors has fixed the close of business on March 3, 1997 as the record date (the "Record Date") for the determination of the shareowners entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of shares of Common Stock as of the Record Date will be entitled to vote at the Annual Meeting. As of the Record Date, there were 77,859,157 shares of Common Stock issued and outstanding and held by approximately 93,496 shareowners of record. Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record as of the Record Date. Shares of Common Stock represented by proxy, if such proxy is not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy card. IF A PROXY CARD IS SIGNED AND RETURNED BUT NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

     A shareowner who has given a proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy card or other written appointment of proxy bearing a later date, or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Eastman Chemical Company, P.0. Box 511, Kingsport, Tennessee 37662-5075, Attention: Harold L. Henderson, Secretary.

     The 1996 Annual Report to Shareowners, including consolidated financial statements for the year ended December 31, 1996, accompanies this Proxy Statement.

QUORUM AND VOTING REQUIREMENTS

     The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum to conduct business at the Annual Meeting. A plurality of the votes cast by the holders of shares of Common Stock represented and entitled to vote at the Annual Meeting, at which a quorum must be present, is required for the election of the directors identified in this Proxy Statement. With respect to the election of directors, shareowners may (1) vote "for" all three nominees, (2) "withhold" authority to vote for all such nominees, or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality of the votes cast, withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. Similarly, any "broker nonvotes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others in absence of instructions from the beneficial owner) are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors, although they would be counted as present for purposes of determining the existence of a quorum.

     With respect to each of approval of the proposed Eastman Chemical Company 1997 Omnibus Long-Term Compensation Plan, approval of the Eastman Performance Plan, approval of the Eastman Annual Performance Plan, and ratification of independent accountants, shareowners may (1) vote "for," (2) vote "against," or
(3) "abstain" from voting on the proposal. The affirmative vote of a majority of the votes cast is required for approval of each of the proposed plans and for ratification of the appointment of independent accountants. Abstentions and any broker nonvotes are not considered to be votes cast and therefore would have no effect on the outcome of any of the proposals.

                             ELECTION OF DIRECTORS

                              ITEM 1 ON PROXY CARD

GENERAL

     The Company's Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. Three directors are in the class for which the term in office expires at the Annual Meeting. The terms of the other seven directors continue after the Annual Meeting. The shareowners are being asked to vote on the election of three directors to the class for which the term in office shall expire at the Annual Meeting of Shareowners in 2000 and until their successors are duly elected and qualified.

     All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy card is signed and returned but no specification is made, the shares represented by proxy will be voted for the election of the three directors identified below. If any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select.

     THE NOMINEES HAVE BEEN RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS BY THE COMMITTEE ON DIRECTORS OF THE BOARD. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE THREE NOMINEES IDENTIFIED BELOW.

     Set forth below is certain information regarding each nominee or director continuing in office, including a description of his or her positions and offices with the Company (other than as a director), if any; a brief description of his or her principal occupation and business experience during at least the last five years; directorships and similar positions presently held by him or her in certain other companies, organizations, or associations; and his or her age. Mr. Dempsey is not currently a director of the Company, and has been nominated for election to the Board position currently held by Dexter F. Baker. Mr. Baker is retiring from the Board of Directors at the Annual Meeting. Each other nominee and director continuing in office was first elected to the Board in 1993.

                                         NOMINEES FOR DIRECTOR
                                   TERM EXPIRING ANNUAL MEETING 2000
-------------------------------------------------------------------------------------------------------
[PHOTO]                  JERRY E. DEMPSEY
                         Mr. Dempsey has been Chairman of the Board and Chief Executive Officer of PPG
                         Industries, Inc. since 1993. From 1991 until he joined PPG, he was Senior Vice
                         President of WMX Technologies, Inc., a waste treatment and disposal company, and Chairman of its publicly-traded, majority-owned subsidiary, Chemical Waste
                         Management, Inc., having served as President and Chief Executive Officer of
                         Chemical Waste Management, Inc. since 1985. Mr. Dempsey is also a member of the boards of directors of WMX Technologies, Inc. and Navistar International
                         Corporation, a director of the Business Roundtable and the National
                         Association of Manufacturers, and a member of the Conference Board. He is 64.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  MARILYN R. MARKS
                         Miss Marks is President, Chairman, and Chief Executive Officer of Dorsey
                         Trailers, Inc., positions she has held since 1987. She is also a member of the boards of directors of Dana Corporation, the American Trucking Associations
                         Foundation, and the Truck Trailer Manufacturers Association. Miss Marks is 44.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  GERALD B. MITCHELL
                         Mr. Mitchell retired from Dana Corporation, a vehicle parts supply company, in
                         1990, following 44 years of service. From 1980 until his retirement, Mr.
                         Mitchell was the Chairman of the Board and Chief Executive Officer. Mr.
                         Mitchell is a member of the boards of directors of West Point-Stevens,
                         Worthington Industries, and George Weston Ltd. (Canada). He is 69.
-------------------------------------------------------------------------------------------------------

                          MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                                   TERM EXPIRING ANNUAL MEETING 1998
-------------------------------------------------------------------------------------------------------
[PHOTO]                  H. JESSE ARNELLE
                         Mr. Arnelle is a senior partner of the San Francisco-based law firm of
                         Arnelle, Hastie, McGee, Willis & Greene. He has been with Arnelle Hastie or its predecessor since 1985. Mr. Arnelle is Chairman of the Board of Trustees of Pennsylvania State University and is a member of the boards of directors of
                         Wells Fargo & Company and Wells Fargo Bank, N.A.; WMX Technologies, Inc.; FPL
                         Group, Inc.; Textron, Inc.; Armstrong World Industries, Inc.; and Union
                         Pacific Resources, Inc. He is 63.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  R. WILEY BOURNE, JR.
                         Mr. Bourne is Vice Chairman of the Board and Executive Vice President of the
                         Company, responsible for all business organizations. He joined the Company in
                         1959 and was named Executive Vice President in 1989. Mr. Bourne also served as a Vice President of Eastman Kodak Company from 1986 through 1993. He is a member of the Board of Trustees and the executive committee of the United
                         States Council for International Business. He serves on the board of directors and executive committee of the American Industrial Health Council and the boards of directors of East Tennessee State University Foundation, First
                         Tennessee Bank, and the Massachusetts Institute of Technology Society of Sloan
                         Fellows. Mr. Bourne is on the Board of Trustees of Tennessee Wesleyan College,
                         the Visiting Committee of the James H. Quillen College of Medicine, the Board
                         of Visitors of North Carolina A&T State University, and the Dean's Council of
                         the Duke University School of Engineering. He is 59.
-------------------------------------------------------------------------------------------------------
[PHOTO]                  DR. JOHN A. WHITE
                         Dr. White is Dean of the College of Engineering at the Georgia Institute of
                         Technology. From July 1988 to September 1991, he was Assistant Director of the
                         National Science Foundation in Washington, D.C., and he has served on the faculty of the Georgia Institute of Technology since 1975. Dr. White is also a member of the National Science Board; a member of the National Academy of
                         Engineering; and a member of the boards of directors of Motorola, Inc.;
                         Russell Corporation; CAPS Logistics, Inc.; and Georgia Tech Research
                         Corporation, Inc. He is 57.
-------------------------------------------------------------------------------------------------------

                                   TERM EXPIRING ANNUAL MEETING 1999
-------------------------------------------------------------------------------------------------------

[PHOTO]                  CALVIN A. CAMPBELL, JR.
                         Mr. Campbell has been Chairman, President and Chief Executive Officer of
                         Goodman Equipment Corporation since 1971. Goodman Equipment designs, manufactures, and markets worldwide underground mining locomotives and per-
                         sonnel carriers and plastics blow molding machinery. He was also President and
                         Chief Executive Officer of Cyprus Amax Minerals Company, Inc. in 1992,
                         Chairman of the Board in 1991 and 1992, and a director from 1985 to 1994. Mr.
                         Campbell is also a member of the boards of directors of Mine Safety
                         Appliances, Inc. and Acheson Industries, Inc. Mr. Campbell serves as a director of the National Association of Manufacturers and of the National
                         Mining Association, is a director and former Chairman of the Illinois
                         Manufacturers Association, and serves as a trustee of the Illinois Institute of Technology. Mr. Campbell is 62.
-------------------------------------------------------------------------------------------------------

[PHOTO]                  DR. MICHAEL VON CLEMM
                         Dr. von Clemm is President of Templeton College, Oxford University, Oxford,
                         England, and Chairman and Chief Executive of Highmount Capital. He retired as
                         Chairman of Merrill Lynch Capital Markets and Executive Vice President of
                         Merrill Lynch & Co., Inc. in 1993, and was with Merrill Lynch & Co., Inc. from
                         1986 to 1993. Dr. von Clemm is a member of the boards of directors of Merrill
                         Lynch Capital Partners; Liberty Mutual Insurance Company; Liberty Mutual Fire
                         Insurance Company; Liberty Financial Companies, Inc.; Liberty Financial Ser-
                         vices; Liberty Life Assurance Company of Boston; Hafslund Nycomed; and Cabot
                         Industrial Trust. He is 61.
-------------------------------------------------------------------------------------------------------

[PHOTO]                  EARNEST W. DEAVENPORT, JR.
                         Mr. Deavenport is Chairman of the Board and Chief Executive Officer of the
                         Company. He joined the Company in 1960. Mr. Deavenport was named President of the Company in 1989. He also served as Group Vice President of Eastman Kodak
                         Company from 1989 through 1993. Mr. Deavenport is a member of the boards of directors of First American Corporation, Milliken & Company, the Chemical
                         Manufacturers Association, and the American Plastics Council. He also serves as vice chairman of the National Association of Manufacturers, president of the Malcolm Baldridge National Quality Award Foundation, and on the policy committee of the Business Roundtable. Mr. Deavenport is 58.
-------------------------------------------------------------------------------------------------------

[PHOTO]                  LEE LIU
                         Mr. Liu is Chairman, President, and Chief Executive Officer of IES Industries,
                         Inc. He is also Chairman of the Board and Chief Executive Officer of IES
                         Utilities, the major subsidiary of IES Industries. Mr. Liu has been with Iowa
                         Electric Light & Power Company, predecessor of IES Industries, since 1957. He is also a member of the boards of directors of Hon Industries, Principal
                         Financial Group, and McLeod, Inc. Mr. Liu is 63.
-------------------------------------------------------------------------------------------------------

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company's Board of Directors presently has five standing committees:
Audit; Finance; Compensation and Management Development; Health, Safety & Environmental and Public Policy; and the Committee on Directors. Information regarding the functions of those committees and their membership as of the date of this Proxy Statement follows. Certain committee assignments are expected to be changed following the Annual Meeting.

     AUDIT COMMITTEE. The Audit Committee reviews the interim and annual financial statements; annually recommends to the Board of Directors the firm to be engaged as independent accountants for the Company; reviews the scope of, and the reports and findings of, the audit activities of the independent accountants and of the Company's internal auditing staff; reviews the adequacy of the training of personnel and monitoring of the internal audit function and the annual compensation paid to the independent accountants; and makes periodic reports and recommendations to the Board. The members of the Audit Committee are Messrs. Baker (Chair) and Arnelle, and Dr. White. The Audit Committee held three meetings during 1996.

     FINANCE COMMITTEE. The Finance Committee reviews the Company's short-and long-term financing plans, its financial position and forecasts, and its capital expenditure budgets; reviews transactions, such as acquisitions and divestitures, that may have a material impact on the Company's financial profile; makes recommendations to the Board regarding those matters and regarding dividends; and reviews the results of the Eastman Retirement Assistance Plan and the activities of the Eastman Retirement Assistance Plan Committee. The members of the Finance Committee are Dr. von Clemm (Chair), Mr. Baker, and Miss Marks. The Finance Committee held five meetings during 1996.

     COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE. The Compensation and Management Development Committee (the "Compensation Committee") determines the compensation of employees who are members of the Board; reviews the recommendations of the Chairman of the Board regarding compensation of the Company's other executive officers; reviews proposed employee benefit plans and executive compensation plans, and proposed changes to existing plans under certain circumstances; acts as the administrator of certain employee benefit plans and executive compensation plans; reviews management development and succession plans relating to the Company's executive officers; makes recommendations to the Board regarding the foregoing matters; and can amend or take actions with respect to the Company's employee compensation and benefit plans where permitted by such plans. The members of the Compensation Committee are Messrs. Mitchell (Chair), Campbell, and Liu. The Compensation Committee held five meetings during 1996.

     HEALTH, SAFETY & ENVIRONMENTAL AND PUBLIC POLICY COMMITTEE. The Health, Safety & Environmental and Public Policy Committee reviews and makes recommendations to the Board regarding the Company's policies and practices concerning health, safety, and environmental matters; reviews with the Company's management and reports to the Board on the Company's health, safety, and environment assessment practices, and its processes for complying with related laws and regulations and on health, safety, and environmental matters involving the Company, including any significant liabilities or anticipated expenditures with respect thereto, and periodically reviews with management the Company's public disclosure policies and practices, and coordinates with the Audit and Finance Committees, with respect thereto; reviews and monitors, and makes recommendations to the Board regarding, significant matters of health, safety, and environmental public policy concerning the Company. The members of the Health, Safety & Environmental and Public Policy Committee are Messrs. Arnelle (Chair) and Liu and Dr. White. The Health, Safety & Environmental and Public Policy Committee held three meetings during 1996.

     COMMITTEE ON DIRECTORS. The Committee on Directors conducts a bi-annual assessment of the Board's performance, for discussion with the full Board; recommends to the Board criteria for Board membership and annually reviews the Board's composition for purposes of assessing its diversity and skills; makes recommendations regarding compensation of non-employee directors, and acts as the administrator of certain non-employee director compensation plans, and can amend or take actions with respect to such plans where permitted by such plans; reviews the qualifications of candidates for Board membership and recommends to the Board the slate of director candidates to be proposed for election by shareowners at each annual meeting; recommends to the Board criteria relating to the tenure of a director; when appropriate, recommends to the

Board that it recommend to the shareowners removal of a director for cause; and periodically reviews the Board's committee structure and committee assignments and recommends to the board any appropriate changes thereto. The members of the Committee on Directors are Messrs. Campbell (Chair) and Mitchell and Miss Marks. The Committee on Directors held six meetings during 1996.

     The Company's By-laws provide that nominations by shareowners of persons for election to the Board of Directors may be made only by delivering written notice (a "Nomination Notice") to the Secretary of the Company (1) at least 60 days before any annual meeting, if the annual meeting is to be held on or after the regular date called for by the Company's By-laws (the first Thursday in May), or (2) by the close of business on the 15th day following the giving of notice of the date of the meeting, if the meeting is a special meeting or an annual meeting held before the regular date. Any Nomination Notice must set forth certain background information about each person being nominated, including the following: information concerning such person's business and employment experience during the past five years; any position as a director, officer, or 5%-or-more owner of any entity; and whether, in the last five years, the person has been involved in certain proceedings that may be material to an evaluation of his or her ability or integrity as a nominee. Any Nomination Notice also must set forth certain information about the person submitting the Nomination Notice and all persons acting in concert with such person, including the number of shares of Company stock beneficially owned by such persons. A written consent to being named in the proxy statement for the annual meeting as a nominee, and to serve as a director if elected, signed by the nominee, shall be delivered with any Nomination Notice.

     The Company's Board of Directors held eight meetings during 1996. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served.

COMPENSATION OF DIRECTORS

     DIRECTORS' ANNUAL COMPENSATION. Each director who is not an employee of the Company receives an annual retainer fee of $25,000, payable in cash. In addition, each such director receives a fee of $1,000 for each Board meeting attended and for each committee meeting attended. The chairperson of each committee receives an additional annual retainer of $5,000. Directors who are also employees of the Company receive no Board or committee fees.

     DIRECTOR'S DEFERRED COMPENSATION PLAN. The Company maintains the Directors' Deferred Compensation Plan (the "DDCP"), an unfunded, non-qualified, deferred compensation plan under which non-employee directors of the Company may elect on a voluntary basis to defer compensation received as a director until such time as they cease to serve as a director. Non-employee directors may make an annual advance irrevocable election to defer compensation for services to be rendered the following year. Compensation that may be deferred includes all cash compensation as a director, including retainer and meeting fees.

     The deferred amounts may be credited (i) to individual "Interest Accounts" under the DDCP, which will be credited with interest until transfer or distribution at the prime rate as quoted in The Wall Street Journal, (ii) to individual "Stock Accounts" under the DDCP, which increase or decrease in value depending upon the market price of shares of Common Stock, or (iii) to a combination thereof. Under the Stock Account, dollar amounts are "invested" in hypothetical shares of the Company's Common Stock. If cash dividends are declared on shares of Common Stock, then any participant who has hypothetical shares in the Stock Account will receive a dividend equivalent which will be used to "purchase" additional hypothetical shares under the DDCP. A participant may elect during specified periods to transfer the dollar amount of all or any portion of his or her Stock Account to the Interest Account, or vice versa.

     Upon termination as a director, the value of a participant's Interest Account and Stock Account will be paid, in cash, in a single lump sum or up to ten annual installments, as determined in the sole discretion of the Committee on Directors. Payment will commence in any year up through the tenth year following termination of directorship, as determined by the Committee on Directors, except that payment must commence no later than the year in which the participant reaches age 71.

     The DDCP provides that a participant, whether or not still a director, may request that part or all of such participant's Interest Account and Stock Account be distributed immediately in the event of a severe financial hardship. The determination of whether a hardship exists will be made by the Committee on Directors.

     The DDCP also provides that a participant may withdraw at any time all or a portion of his or her balances in the Interest and Stock Accounts, provided that the participant forfeit 10% of the balance of his or her Accounts or $50,000, whichever is less, and is not permitted to participate in the DDCP for a period of 36 months from the date of the early withdrawal payment. In addition, if within any six month period either (i) 50% or more of the DDCP participants elect such early withdrawal from the DDCP or (ii) 20% or more of DDCP participants with aggregate Account balances valued at 50% or more of the total value of all DDCP Accounts elect such early withdrawal, then the Accounts of each remaining DDCP participant will be distributed in a single lump sum.

     If the Company undergoes a "change in control" (as defined in the DDCP, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), then the Accounts of each participant, whether or not the participant is still a director, will be paid in a single lump sum no later than 90 days following the change in control.

     The Company is in the process of establishing a "Rabbi Trust" to provide a degree of financial security for the participants' unfunded Account balances under the DDCP.

     1994 DIRECTOR LONG-TERM COMPENSATION PLAN. Under the Company's 1994 Director Long-Term Compensation Plan ("the Director Long-Term Plan"), each non-employee director receives, upon the later of January 1, 1994 and the first day of his or her initial term of service as a director, an award of nonqualified stock options covering shares of Common Stock having a fair market value of $25,000 at the time of grant and an award of restricted shares having a fair market value of $10,000 at the time of grant. Accordingly, on January 1, 1994, each current non-employee director received 232 shares of restricted stock and options to purchase 578 shares of Common Stock at $43.2875 per share. According to the preceding formula, Jerry E. Dempsey, if elected as a director at the Annual Meeting, will receive options and restricted shares under the Director Long-Term Plan based upon the fair market value of the Common Stock on the date of the Annual Meeting.

     Each option has an exercise price equal to the fair market value of the shares on the date of grant. For purposes of determining both the number of shares underlying and the exercise price of any option, "fair market value" is determined based on the average of the closing prices of the shares on the date of grant and the following nine days. One half of the options vest upon the first anniversary of the date of grant and the other half upon the second anniversary of the date of the grant. Each option has a term of ten years. The options provide, with respect to exercises through the surrender of previously owned shares of Common Stock, for the issuance of new "reload" options covering the same number of shares as surrendered in the exercise (with an exercise price equal to the fair market value of the shares on the date of exercise of the original option). Restricted shares awarded under the Director Long-Term Plan vest and become transferable three years from the date of award if, and only if, the grantee is still a director of the Company at that time or his or her tenure is terminated by reason of death, disability, or failure to be reelected by the shareowners. During the restricted period, the director is entitled to voting and dividend rights with respect to the stock.

     The Director Long-Term Plan contains provisions regarding the treatment of options and restricted stock in the event of a "change in control" (as defined in the Director Long-Term Plan, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed). In such event, the options and restricted stock generally will be vested, valued, and cashed out on the basis of the change in control price as soon as practicable but in no event more than 90 days after the change in control. There is no discretion in the granting of awards under the Director Long-Term Plan; grants are made only pursuant to the preceding formula. The maximum number of shares that may be granted or subject to awards under the Director Long-Term Plan is 60,000, but the Director Long-Term Plan provides that in the event of certain changes in the capital or capital stock of the Company, the Committee on Directors shall make appropriate adjustments in the number and kind of shares that may be issued under the Director Long-Term Plan and any adjustments or modifications to outstanding awards deemed appropriate by such Committee. No grant or award may be made under the Director Long-Term Plan after December 31, 1998.

     1996 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. Under the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Stock Option Plan"), each non-employee director may elect to receive options to purchase Common Stock in lieu of his or her annual retainer (but not meeting fees or other compensation as a director). A maximum of 150,000 shares of Common Stock are available for the grant of stock options under the Director Stock Option Plan, subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting Common Stock. No grant may be made under the Director Stock Option Plan after May 2, 2006.

     Each non-employee director may make an annual advance irrevocable election to receive all or a portion of his or her retainer to be earned in the following year in options to purchase Common Stock. The number of shares of Common Stock underlying stock options granted is determined by multiplying the amount of the semi-annual retainer the director elects to receive in stock options by three and one-third, then dividing by the fair market value per share of Common Stock (defined as the closing price per share reported by the New York Stock Exchange) on the date the options are granted.

     The exercise price per share of all stock options granted under the Director Stock Option Plan is 100% of the fair market value per share of Common Stock on the grant date, defined as the closing price per share reported by the New York Stock Exchange. Options granted under the Director Stock Option Plan are not exercisable until six months from the date of grant, and remain exercisable thereafter until the tenth anniversary of the date of grant, regardless of whether the participant is still a director. Options may be exercised either by the payment of cash in the amount of the aggregate option price or by surrendering shares of Common Stock, or a combination of both, having a combined value equal to the aggregate option price of the shares subject to the option or portion of the option being exercised. Any option or portion thereof that is not exercised on or before the tenth anniversary of the date of grant shall expire.

     Upon the occurrence of a "change in control" of the Company (as defined in the Director Stock Option Plan, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), any and all outstanding options under the Director Stock Option Plan become immediately exercisable.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Common Stock by each director and nominee, by each executive officer named in the Summary Compensation Table below, and by all directors and nominees and executive officers as a group, as of January 31, 1997.

                                                                 NUMBER OF SHARES OF
                                                              COMMON STOCK BENEFICIALLY
                            NAME                                     OWNED(1)(2)
                            ----                              -------------------------
Earnest W. Deavenport, Jr...................................            256,462(3)
R. Wiley Bourne, Jr.........................................            152,357(4)
Dr. James L. Chitwood.......................................             91,202(5)
Tom O. Nethery..............................................            104,160(6)
H. Virgil Stephens..........................................            275,674(7)
H. Jesse Arnelle............................................              1,634(8)
Dexter F. Baker.............................................              1,865(9)
Calvin A. Campbell, Jr......................................              3,578(9)
Dr. Michael von Clemm.......................................              2,037(9)
Lee Liu.....................................................              1,721(10)
Marilyn R. Marks............................................              3,588(9)
Gerald B. Mitchell..........................................              1,487
Dr. John A. White...........................................              3,760(9)
Jerry E. Dempsey............................................              1,000
Directors, nominees, and executive officers as a group (21
  persons)..................................................          1,013,808(11)

---------------

 (1) Information relating to beneficial ownership is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission (the "SEC") under Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors, nominees, and executive officers possessed sole voting and investment power with respect to all shares of Common Stock referred to in the table.
 (2) The total number of shares of Common Stock beneficially owned by all directors, nominees, and executive officers as a group represents approximately 1.29% of the shares of Common Stock outstanding as of January 31, 1997. The percentage beneficially owned by any individual director, nominee or executive officer does not exceed one percent of the outstanding shares of Common Stock. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Common Stock owned by the group or such individual.
 (3) Includes 222,087 shares that may be acquired upon exercise of options; 25,000 restricted shares which generally vest on March 2, 1997, and 5,000 restricted shares which generally vest on May 4, 1998, but as to which Mr. Deavenport currently has voting power; and 451 shares allocated to Mr. Deavenport's Eastman Employee Stock Ownership Plan (the "ESOP") account.
 (4) Includes 140,031 shares that may be acquired upon exercise of options; 5,000 restricted shares which generally vest on May 4, 1998, but as to which Mr. Bourne currently has voting power; and 451 shares allocated to Mr. Bourne's ESOP account.
 (5) Includes 68,359 shares that may be acquired upon exercise of options and 437 shares allocated to Dr. Chitwood's ESOP account. Also includes 101 shares held by Dr. Chitwood's spouse as custodian for his adult children, as to which shares Dr. Chitwood disclaims beneficial ownership.
 (6) Includes 90,082 shares that may be acquired upon exercise of options and 437 shares allocated to Mr. Nethery's ESOP account.

 (7) Includes 64,663 shares that may be acquired upon exercise of options and 417 shares allocated to Mr. Stephens' ESOP account. Also includes 202,575 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares Mr. Stephens may also be deemed a beneficial owner by virtue of his shared voting and investment power as a director of the Foundation.
 (8) Includes 278 shares that may be acquired upon exercise of options.
 (9) Includes 578 shares that may be acquired upon exercise of options.
(10) Includes 578 shares that may be acquired upon exercise of options. Also includes 600 shares held by Mr. Liu's wife, as to which shares Mr. Liu disclaims beneficial ownership.
(11) Includes a total of 684,010 shares that may be acquired upon exercise of options and 4,964 shares allocated to executive officers' ESOP accounts. Includes shares allocated to the ESOP account of, and shares which may be acquired upon exercise of options by, the spouse of an executive officer not named above, as to which shares such executive officer disclaims beneficial ownership. Includes 202,575 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares Mr. Stephens and one other executive officer not named above may each be deemed a beneficial owner by virtue of their shared voting and investment power as directors of the Foundation.

COMMON STOCK AND COMMON STOCK UNITS

     In addition to shares of Common Stock beneficially owned, certain of the executive officers have units of Common Stock ("Common Stock Units") credited to their individual Stock Accounts in the Eastman Executive Deferred Compensation Plan (the "EDCP") and in the Eastman ESOP Excess Plan, and certain of the directors have Common Stock Units credited to their individual Stock Accounts in the DDCP. See "Compensation of Directors -- Directors' Deferred Compensation Plan" above and "Executive Compensation and Benefits -- Company Compensation and Benefit Plans -- Executive Deferred Compensation Plan", "-- Historical Compensation -- Summary Compensation Table", and "-- Compensation and Management Development Committee Report on Executive Compensation" below.

     The following table shows, for each director and director nominee and each executive officer named in the Summary Compensation Table, and for all directors and nominees and executive officers as a group, the aggregate of (1) the number of shares of Common Stock beneficially owned by such person and group, as set forth in the preceding table, and (2) the number of Common Stock Units credited to the Stock Accounts of such person and group. Common Stock Units represent hypothetical "investments" in Common Stock. The value of one Common Stock Unit is equal to the market value of one share of Common Stock. Although the DDCP, EDCP, and ESOP Excess Plan allow Common Stock Units to be paid out only in the form of cash, and not in shares of Common Stock, Common Stock Units create essentially the same stake in the market performance of the Common Stock as do actual shares of Common Stock. As a result, Common Stock Units are counted with certain shares of Common Stock beneficially owned (excluding certain shares which may be deemed beneficially owned under SEC rules, such as shares underlying options, shares owned by the individual's spouse, and shares over which the individual shares voting and investment power but in which the individual has no pecuniary interest) for purposes of the Company's stock ownership guidelines -- four times target total annual compensation for the Chief Executive Officer, three times target total annual compensation for the other executive officers named in the Summary Compensation Table, and three times the annual retainer fee for non-employee directors. See "Executive Compensation and Benefits -- Compensation and Management Development Committee Report on Executive Compensation". The table below is included to provide a better indication of the stake of the named individuals, and of the directors, director nominees, and executive officers as a group, with respect to the Common Stock.

                                                              NUMBER OF SHARES OF
                                                               COMMON STOCK AND
                                                              COMMON STOCK UNITS
NAME                                                          BENEFICIALLY OWNED
----                                                          -------------------
Earnest W. Deavenport, Jr...................................         306,923
R. Wiley Bourne, Jr.........................................         192,606
Dr. James L. Chitwood.......................................         102,509
Tom O. Nethery..............................................         104,404
H. Virgil Stephens..........................................         278,789(1)
H. Jesse Arnelle............................................           2,354
Dexter F. Baker.............................................           3,921
Calvin A. Campbell, Jr......................................           3,578
Dr. Michael von Clemm.......................................           2,037
Lee Liu.....................................................           1,721
Marilyn R. Marks............................................           4,181
Gerald B. Mitchell..........................................           1,487
Dr. John A. White...........................................           5,129
Jerry E. Dempsey............................................           1,000
Directors, nominees, and executive officers as a group (21
  persons)..................................................       1,139,317(2)

---------------

(1) Includes 202,575 shares owned by the Eastman Chemical Company Foundation, Inc., over which shares Mr. Stephens shares voting and investment power as a director of the Foundation but in which shares Mr. Stephens has no pecuniary interest.
(2) Includes 202,575 shares owned by the Eastman Chemical Company Foundation, Inc., over which shares Mr. Stephens and one other executive officer not named above share voting and investment power as directors of the Foundation but in which shares such executive officers have no pecuniary interest. Does not include Common Stock Units held in the EDCP Stock Account of the spouse of an executive officer not named above.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the only known beneficial owners of more than 5% of the Common Stock.

                                                              NUMBER OF SHARES OF   PERCENT
                                                                 COMMON STOCK          OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED    CLASS(1)
------------------------------------                          -------------------   --------
Putnam Investments, Inc.....................................       5,443,150(2)       6.99%
  One Post Office Square
  Boston, Massachusetts 02109
Ark Asset Management Co., Inc...............................       4,229,050(3)       5.43%
  One New York Plaza
  New York, New York 10004

---------------

(1) Based upon the number of shares of Common Stock outstanding as of the Record Date.
(2) As of December 31, 1996, based on a Schedule 13G filed with the SEC by Putnam Investments, Inc. on behalf of itself, its parent company, and two wholly-owned investment advisers. According to the Schedule 13G, Putnam Investments, Inc.'s investment adviser subsidiaries share with their respective mutual fund and institutional clients investment power with respect to all of such shares, and one such investment adviser subsidiary shares with its institutional clients voting power with respect to 54,107 of such shares.
(3) As of December 31, 1996, based on a Schedule 13G filed with the SEC by Ark Asset Management Company, Inc., an investment adviser. According to the
     Schedule 13G, Ark Asset Management Company, Inc. has sole investment power with respect to all of such shares and sole voting power with respect to 3,308,050 of such shares.

                      EXECUTIVE COMPENSATION AND BENEFITS

HISTORICAL COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                    ---------------------------------------
                                                                              AWARDS              PAYOUTS
                                                                    --------------------------   ----------
                                    ANNUAL COMPENSATION(1)                         SECURITIES    LONG-TERM
                              -----------------------------------    RESTRICTED    UNDERLYING    INCENTIVE
 NAME AND PRINCIPAL                                  OTHER ANNUAL   STOCK AWARDS    OPTIONS/        PLAN         ALL OTHER
      POSITION         YEAR    SALARY    BONUS(2)    COMPENSATION      ($)(3)         SARS        PAYOUTS     COMPENSATION(4)
 ------------------    ----   --------   ---------   ------------   ------------   -----------   ----------   ---------------
Earnest W.             1996   $607,500   $442,566      $13,654(5)    $        0        65,500     $600,863(6)     $31,974
  Deavenport, Jr.      1995    563,333    755,427        4,980(7)       284,375        15,500      961,553(8)      29,649
  Chairman and         1994    545,000    767,849            0        1,012,500        93,000            0         22,947
  Chief Executive
  Officer
R. Wiley Bourne,       1996    399,967    221,429        3,412(5)             0        12,195(9)   352,800(6)      21,051
  Jr.                  1995    377,000    390,427        4,355(7)       284,375        10,636(9)   641,061(8)      19,842
  Vice Chairman        1994    364,400    382,017            0                0        55,500            0         15,343
  and Executive
  Vice President
Dr. James L.           1996    330,333    182,803          386(5)             0        18,219(9)   259,088(6)      17,386
  Chitwood             1995    311,700    319,198          991(7)             0        10,975(9)   480,776(8)      15,918
  Senior Vice          1994    301,100    313,195            0                0        40,500            0         12,190
  President
Tom O. Nethery         1996    330,333    182,803        6,104(5)             0        11,435(9)   259,088(6)      17,386
  Senior Vice          1995    311,700    322,859        3,328(7)             0        10,842(9)   480,776(8)      16,405
  President            1994    301,100    315,656            0                0        40,500            0         12,678
H. Virgil Stephens     1996    290,333    160,951        1,487(5)             0        11,545(9)   170,888(6)      15,281
  Senior Vice          1995    257,733    271,360        2,052(7)             0         5,696(9)         0         13,565
  President and        1994    235,000    246,361            0                0        25,500            0          9,895
  Chief Financial
  Officer

---------------

(1) Includes both amounts paid for the indicated years and amounts earned during the indicated years but deferred.
(2) Cash payments in the year following for services rendered in the year indicated under the Eastman Performance Plan and the Annual Performance Plan. See "Compensation and Management Development Committee Report on Executive Compensation".
(3) Represents fair market value of awards of restricted stock, based upon the closing price of the Common Stock on the New York Stock Exchange on the respective dates of grant. The amounts reported do not take into account the transfer restrictions on the shares. At December 31, 1996, Mr. Deavenport held 30,000 restricted shares of Common Stock with a fair market value of $1,657,500, and Mr. Bourne held 5,000 restricted shares of Common Stock with a fair market value of $276,250, in both cases based on the per share closing price of the Common Stock on the New York Stock Exchange on December 31, 1996 ($55.25). Dividends are paid on these shares as and when dividends are paid on Common Stock.
(4) Represents the portion of the Eastman Performance Plan payment which was contributed or credited by the Company to the employee's accounts in the ESOP and ESOP Excess Plan. See "Compensation and Management Development Committee Report on Executive Compensation".
(5) Represents (i) amounts reimbursed for payment of taxes on certain benefits, and (ii) the portion of interest accrued on deferred compensation under the Executive Deferred Compensation Plan and on certain stock options at a rate that exceeded 120 percent of the then applicable Federal long-term rate.
(6) Represents fair market value of payout during 1997 of stock earned under performance shares awarded at the beginning of three-year (1994-1996) performance cycle, with shares earned based upon total return to shareowners during the 1994-1996 performance period relative to that of peer companies. The payout, unless deferred at the election of the participant, is in the form of unrestricted shares of Common Stock. The amount reported represents the fair market value of the shares earned, based upon the per share closing price of the Common Stock on the New

    York Stock Exchange on the payment date. See "Compensation and Management Development Committee Report on Executive Compensation."
(7) Represents the portion of interest accrued on deferred compensation under the Executive Deferred Compensation Plan and on certain stock options at a rate that exceeded 120 percent of the then applicable Federal long-term rate.
(8) The 1995 payout was for the 1993 participation in a three-year (1993-1995) award cycle under a long-term incentive plan of Eastman Kodak Company when the Company operated as a wholly-owned business of Kodak. The payout was made in Kodak common stock, with the fair market value of the stock on the date of payment equal to $76.875 per share, the closing price of the stock on the New York Stock Exchange on that date.
(9) Includes "reload" options received by Mr. Bourne (2,945 in 1996 and 1,386 in
    1995), Dr. Chitwood (8,219 in 1996 and 4,225 in 1995), Mr. Nethery (4,685 in
    1996 and 842 in 1995), and Mr. Stephens (2,295 in 1996 and 1,446 in 1995) to
    purchase a number of shares equal to the number of previously owned shares of Common Stock surrendered in payment of the exercise price of the options exercised during 1996 and 1995, respectively. See "Option/SAR Grants in Last Fiscal Year" and "Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" tables below.

     The following table sets forth certain information regarding options granted under the Company's 1994 Omnibus Long-Term Compensation Plan during 1996 to the individuals named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                                             ASSUMED ANNUAL RATES OF
                                                                                           STOCK PRICE APPRECIATION FOR
                                                 INDIVIDUAL GRANTS                                OPTION TERM(1)
                              --------------------------------------------------------   --------------------------------
                              NUMBER OF
                              SECURITIES   PERCENT OF TOTAL
                              UNDERLYING     OPTIONS/SARS
                               OPTIONS/       GRANTED TO      EXERCISE OR
                                 SARS        EMPLOYEES IN     BASE PRICE    EXPIRATION
           NAME                GRANTED       FISCAL YEAR       PER SHARE       DATE      0%(2)      5%(3)        10%(4)
           ----               ----------   ----------------   -----------   ----------   ------   ----------   ----------
E. W. Deavenport, Jr.           50,000(5)        9.21%         $67.5000      05/02/06      $0     $2,122,519   $5,378,881
                                15,500(5)        2.85%          53.0000      07/31/06       0        516,637    1,309,259
R. W. Bourne, Jr.                2,945(6)        0.54%          67.1875      05/08/00       0         42,642       91,830
                                 9,250(5)        1.70%          53.0000      07/31/06       0        308,316      781,332
Dr. J. L. Chitwood               3,984(6)        0.73%          64.6875      05/08/00       0         55,539      119,606
                                 2,346(6)        0.43%          64.6875      02/06/01       0         41,928       92,649
                                 1,698(6)        0.31%          64.6875      11/11/02       0         37,356       84,748
                                   191(6)        0.04%          64.6875      02/02/04       0          5,899       14,129
                                10,000(5)        1.84%          53.0000      07/31/06       0        333,314      844,684
T. O. Nethery                    2,928(6)        0.54%          72.6250      11/07/00       0         45,827       98,689
                                 1,757(6)        0.32%          72.9375      11/08/99       0         20,200       42,418
                                 6,750(5)        1.24%          53.0000      07/31/06       0        224,987      570,161
H.V. Stephens                      394(6)        0.07%          74.2500      11/09/98       0          2,999        6,143
                                 1,424(6)        0.26%          74.2500      11/08/99       0         16,666       34,997
                                   477(6)        0.09%          74.2500      05/08/00       0          7,633       16,437
                                 9,250(5)        1.70%          53.0000      07/31/06       0        308,316      781,332

---------------

(1) The dollar amounts under these columns are the result of calculations projected for the term of each individual grant, assuming 0%, and the 5% and 10% rates set by the SEC, of compounded annual appreciation, and are not intended to forecast possible future appreciation, if any, of the market price of the Common Stock.
(2) No gain to the optionee is possible without an increase in stock price, which would benefit all shareowners commensurately. A 0% appreciation in stock price would result in zero dollars for the optionee.
(3) Represents the appreciation in stock price from the exercise or base price until the expiration date assuming a 5% per year appreciation in stock price. For example, a 5% per year appreciation in stock price from $67.50 per share yields $109.95 per share, and from $53.00 per share yields $86.33 per share.
(4) Represents the appreciation in stock price from the exercise or base price until the expiration date assuming a 10% per year appreciation in stock price. For example, a 10% per year appreciation in stock price from $67.50 per share yields $175.08 per share, and from $53.00 per share yields $137.47 per share.
(5) The options vest in 50% increments on each of the first two anniversaries of the grant date, with acceleration of vesting in the event of a "change in ownership" or a "change in control." See "Company Compensation and Benefit Plans -- 1994 Omnibus Long-Term Compensation Plan." The exercise price may be paid by surrendering previously owned shares of Common Stock, in which case the optionee will receive a new option to purchase the same number of shares as surrendered in the exercise. Such "reload" options have an exercise price equal to the fair market value of the underlying Common Stock on the date of the new grant.
(6) "Reload" options received upon exercise of previously granted options through surrender of shares of Common Stock and covering the same number of shares as surrendered in the exercise. The options vest six months from the grant date, with acceleration of vesting in the event of a "change in ownership" or a "change in control". See "Company Compensation and Benefit Plans -- 1994 Omnibus Long-Term Compensation Plan".

     The following table sets forth certain information regarding exercises of options and stock appreciation rights ("SARs")_during 1996, and total options and SARs held at year end, by the individuals named in the Summary Compensation Table.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED         IN-THE-MONEY
                                NUMBER OF                    OPTIONS/SARS AT           OPTIONS/SARS AT
                                SECURITIES                   FISCAL YEAR-END          FISCAL YEAR-END(1)
                                UNDERLYING                ----------------------     --------------------
                               OPTIONS/SARS     VALUE          EXERCISABLE/              EXERCISABLE/
            NAME                EXERCISED      REALIZED       UNEXERCISABLE             UNEXERCISABLE
            ----               ------------    --------   ----------------------     --------------------
E. W. Deavenport, Jr.........          0       $      0       256,145/73,250           $4,397,945/41,656
R. W. Bourne, Jr.............      6,441        234,843       165,953/13,875            2,767,212/24,859
Dr. J. L. Chitwood...........     16,201        516,170        68,359/13,375              689,312/26,875
T. O. Nethery................     19,079        572,238        90,082/11,750            1,296,535/18,140
H. V. Stephens...............      5,022        202,391        64,663/11,375              957,146/24,859

---------------

(1) Represents the difference between (a) the average of the high and low trading prices on the New York Stock Exchange on December 31, 1996 of the Common Stock underlying the options and SARs on December 31, 1996 and (b) the exercise or base price of the options and SARs.

     The following table sets forth certain information regarding long-term incentive plan awards during 1996 to the individuals named in the Summary Compensation Table.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                                             NON-STOCK PRICE-BASED PLANS
                          NUMBER OF          PERFORMANCE OR      ----------------------------------------------------
                       SHARES, UNITS OR    OTHER PERIOD UNTIL       BELOW
        NAME             OTHER RIGHTS     MATURATION OR PAYOUT   THRESHOLD(#)   THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
---------------------  ----------------   --------------------   ------------   ------------   ---------   ----------
E.W. Deavenport,
  Jr.................       10,900              3 years              -0-           5,450        10,900       21,800
R.W. Bourne, Jr......        6,400              3 years              -0-           3,200         6,400       12,800
Dr. J. L. Chitwood...        4,700              3 years              -0-           2,350         4,700        9,400
T.O. Nethery.........        4,700              3 years              -0-           2,350         4,700        9,400
H.V. Stephens........        3,900              3 years              -0-           1,950         3,900        7,800

     The above table reflects performance shares awarded under the 1994 Omnibus Long-Term Compensation Plan. Such awards were made under a three-year Long-Term Performance Subplan. The awards reflected in the table were granted in February 1996 for a 1996-1998 cycle. Performance is measured by the Company's total return to shareowners (change in stock price plus dividends declared during the relevant period, assuming reinvestment of dividends) relative to that of the companies identified in the Performance Graph. Future payouts, if any, are based upon the Company's position in a quartile ranking of the unweighted total shareholder returns of the compared companies. If the Company's total shareowner return falls in the fourth quartile (below threshold), no award will be earned; if in the third quartile (threshold), 50% of the target awards will be earned; if in the second quartile (target), 100% of the target awards will be earned; and if in the first quartile (maximum), 200% of the target awards will be earned. If earned, awards will be paid after the end of the performance period in unrestricted shares of Common Stock, or participants may irrevocably elect in advance to defer the award payout into the Executive Deferred Compensation Plan.

COMPANY COMPENSATION AND BENEFIT PLANS

     1994 OMNIBUS LONG-TERM COMPENSATION PLAN. The Company's 1994 Omnibus Long-Term Compensation Plan (the "1994 Omnibus Plan"), which is administered by the Compensation Committee, provides for grants to employees of nonqualified and incentive stock options, SARs, stock awards, performance shares, and other stock and stock-based awards (collectively, "Awards"). The 1994 Omnibus Plan also provides for the award of dividends and dividend equivalents on Awards.

     The 1994 Omnibus Plan contains provisions regarding the treatment of Awards in the event of a "change in ownership" (as defined in the 1994 Omnibus Plan, generally concerning circumstances in which the Common Stock is no longer publicly traded) and of a "change in control" (as defined in the 1994 Omnibus Plan, generally concerning circumstances in which the Company is acquired by another entity or its controlling ownership is changed). Upon a change in ownership or change in control, the rules described below will apply to Awards granted under the 1994 Omnibus Plan. However, the Compensation Committee will have the discretion, notwithstanding any particular transaction constituting a change in ownership or a change in control, either to determine that such transaction is of the type that does not warrant the described consequences with respect to Awards (in which event such consequences would not occur) or to alter the way in which Awards are treated from the consequences outlined in the 1994 Omnibus Plan.

     If a change in ownership occurs (and the Compensation Committee has not exercised its discretion outlined above) during the term of one or more performance periods for which the Compensation Committee has granted performance shares, the term of such performance period will immediately terminate and, except with respect to performance periods for which the Compensation Committee has previously reached a determination regarding the degree to which the performance objectives have been attained, it will be assumed that the performance objectives have been attained at a level of 100%. Participants, as a result, will be considered to have earned and therefore be entitled to receive a prorated share of the Awards previously granted for such performance period. In addition, upon a change in ownership, all outstanding Awards will be valued and cashed out on the basis of the change in ownership price as soon as practicable but in no event more than 90 days after the change in ownership.

     In the event of a change in control (assuming the Compensation Committee has not exercised its discretion outlined above), if a participant's employment terminates within two years following the change in control, unless such termination is due to (i) death, (ii) disability (as defined in the 1994 Omnibus
Plan), (iii) cause (as defined in the 1994 Omnibus Plan), (iv) resignation (other than as a result of certain actions by the Company and any successor) or
(v) retirement, participants will be entitled to the following treatment. All conditions, restrictions, and limitations in effect with respect to any unexercised Award will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid Award will automatically become 100% vested. Performance shares will be treated in a manner similar to that described above in the case of a change in ownership. A participant will be entitled to a lump sum cash payment as soon as practicable but in no event more than 90 days after the date of such participant's termination of employment with respect to all of such participant's Awards.

     The 1994 Omnibus Plan provides that equitable adjustments will be made in the number of shares of Common Stock covered by outstanding Awards, the price per share applicable to outstanding Awards, and the number of shares that are thereafter available for Awards in the event of a change in the capital or capital stock of the Company or any special distribution to shareowners.

     The Board of Directors has adopted a new 1997 Omnibus Long-Term Compensation Plan, subject to shareowner approval at the Annual Meeting, which is substantially similar to, and intended to replace, the 1994 Omnibus Plan. See "Approval of the 1997 Omnibus Long-Term Compensation Plan."

     EASTMAN RETIREMENT ASSISTANCE PLAN. Prior to the spin-off of the Company from Eastman Kodak Company at the end of 1993, most of the Company's employees participated in a tax-qualified, defined benefit pension plan known as the Kodak Retirement Income Plan ("KRIP"). The Company has adopted the Eastman Retirement Assistance Plan ("ERAP"), a plan similar to KRIP, for substantially all active U.S. employees. The ERAP will recognize earnings and service with Kodak and its affiliates prior to the spin-off. The ERAP assumed its proportionate share of KRIP benefit obligations relating to the Company's active employees as of the date of the spin-off. Following the receipt of favorable determination letters from the Internal Revenue Service, the KRIP will transfer to the ERAP a proportionate share of its assets, based upon the ratio of the benefit liabilities assumed by ERAP to the total benefit liabilities of KRIP immediately prior to the spin-off; provided that such transfer can be made without requiring additional contributions to KRIP or ERAP and on a basis that results in KRIP retaining sole liability for benefit liabilities with respect to employees of Kodak and ERAP retaining sole liability for benefit liabilities with respect to employees of the Company. Such transfer will be deemed to be effective as of January 1, 1994, regardless of when the actual transfer is made.

     The following table sets forth the estimated annual benefits payable upon retirement (including any amounts attributable to the plans described under "Supplemental Pension Plans" below) to persons in the specified compensation and years-of-service classifications who are eligible for a full unreduced benefit.

                               PENSION PLAN TABLE

   AVERAGE                             YEARS OF SERVICE
PARTICIPATING   ---------------------------------------------------------------
COMPENSATION       15         20         25         30         35         40
-------------   --------   --------   --------   --------   --------   --------
  $  100,000    $ 21,233   $ 28,310   $ 35,388   $ 42,465   $ 49,543   $ 52,020
     125,000      27,233     36,310     45,388     54,465     63,543     66,720
     150,000      33,233     44,310     55,388     66,465     77,543     81,420
     175,000      39,233     52,310     65,388     78,465     91,543     96,120
     200,000      45,233     60,310     75,388     90,465    105,543    110,820
     225,000      51,233     68,310     85,388    102,465    119,543    125,520
     250,000      57,233     76,310     95,388    114,465    133,543    140,220
     300,000      69,233     92,310    115,388    138,465    161,543    169,620
     350,000      81,233    108,310    135,388    162,465    189,543    199,020
     400,000      93,233    124,310    155,388    186,465    217,543    228,420
     450,000     105,233    140,310    175,388    210,465    245,543    257,820
     500,000     117,233    156,310    195,388    234,465    273,543    287,220
     550,000     129,233    172,310    215,388    258,465    301,543    316,620
     600,000     141,233    188,310    235,388    282,465    329,543    346,020
     650,000     153,233    204,310    255,388    306,465    357,543    375,420
     700,000     165,233    220,310    275,388    330,465    385,543    404,820
     750,000     177,233    236,310    295,388    354,465    413,543    434,220
     800,000     189,233    252,310    315,388    378,465    441,543    463,620
     850,000     201,233    268,310    335,388    402,465    469,543    493,020
     900,000     213,233    284,310    355,388    426,465    497,543    522,420
     950,000     225,233    300,310    375,388    450,465    525,543    551,820
   1,000,000     237,233    316,310    395,388    474,465    553,543    581,220
   1,050,000     249,233    332,310    415,388    498,465    581,543    610,620
   1,100,000     261,233    348,310    435,388    522,465    609,543    640,020
   1,150,000     273,233    364,310    455,388    546,465    637,543    669,420
   1,200,000     285,233    380,310    475,388    570,465    665,543    698,820
   1,250,000     297,233    396,310    495,388    594,465    693,543    728,220
   1,300,000     309,233    412,310    515,388    618,465    721,543    757,620

     To the extent that any individual's annual retirement income benefit, as reflected in the foregoing table, exceeds the amount payable from the ERAP, such excess will be paid from one or more unfunded, supplementary plans. See "Supplemental Pension Plans" below.

     Retirement income benefits under the ERAP will be based upon the participant's "average participating compensation" ("APC"), which is the average of three years of those earnings described in the ERAP as "participating compensation." "Participating compensation," in the case of the executive officers identified in the Summary Compensation Table, will consist of salary and bonus payments, including allowance in lieu of salary for authorized periods of absence, such as illness, vacation, or holidays.

     The estimated annual benefits reflected in the preceding Pension Plan Table have been computed in straight-life annuity amounts and are not subject to any deductions for Social Security or other offset amounts. An employee is eligible for full unreduced benefits when such employee's aggregate age plus years of eligible service totals 85 or at age 65.

     Years of accrued service credited through 1996 and the amount of APC at the end of 1996 for the individuals named in the Summary Compensation Table were as follows: Mr. Deavenport, 36 years and $1,153,309; Mr. Bourne, 37 years and $677,701; Dr. Chitwood, 28 years and $557,727; Mr. Nethery, 36 years and $560,019; and Mr. Stephens, 18 years and $447,178.

     SUPPLEMENTAL PENSION PLANS. The Company maintains two unfunded, nonqualified plans that will restore to participants in the ERAP benefits that cannot be paid under the ERAP because of restrictions under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and benefits that are not accrued under the ERAP because of a voluntary deferral by the participant of compensation that would otherwise be counted under the ERAP. These supplemental pension plans also assumed the liabilities accrued under comparable Eastman Kodak Company plans as of January 1, 1994, with respect to active Company employees. The timing and form of payment of amounts accrued under these supplemental pension plans have not yet been determined. Those determinations will be made at the sole discretion of the Vice President, Human Resources and Communications and Public Affairs, with respect to participants other than executive officers, or the Compensation Committee, with respect to participants who are executive officers.

     The Company is in the process of establishing a "Rabbi Trust" to provide a degree of financial security for the participants' unfunded account balances under the supplemental pension plans.

     EXECUTIVE DEFERRED COMPENSATION PLAN. The Company maintains the Eastman Executive Deferred Compensation Plan (the "EDCP"), an unfunded, non-qualified, deferred compensation plan under which eligible employees of the Company may elect on a voluntary basis to defer compensation until retirement or termination from the Company. Eligible employees are employees of the Company or its subsidiaries employed in the United States who are above a specified salary grade level. Eligible employees may make an annual advance irrevocable election to defer compensation which will first be paid, earned, or awarded in the following year. Compensation that may be deferred includes all annual cash compensation and certain stock and stock-based awards which are payable in cash.

     The deferred amounts may be credited (i) to individual "Interest Accounts" under the EDCP, which will be credited with interest until transfer or distribution at the prime rate as quoted in The Wall Street Journal, (ii) to individual "Stock Accounts" under the EDCP, which increase or decrease in value depending upon the market price of shares of Common Stock, or (iii) to a combination thereof. Under the Stock Account, dollar amounts are "invested" in hypothetical shares of the Company's Common Stock. If cash dividends are declared on shares of Common Stock, then any participant who has hypothetical shares in the Stock Account will receive a dividend equivalent which will be used to "purchase" additional hypothetical shares under the EDCP. A participant may elect during specified periods to transfer the dollar amount of all or any portion of his or her Stock Account to the Interest Account, or vice versa.

     Upon retirement or termination from the Company, the value of a participant's Interest Account and Stock Account will be paid, in cash, in a single lump sum or up to ten annual installments, as determined in the sole discretion of the Vice President, Human Resources and Communications and Public Affairs, with respect to participants other than executive officers, or the Compensation Committee, with respect to participants who are executive officers. Payment will commence in any year up through the tenth year following termination of employment, as determined by the same parties, except that payment must commence no later than the year in which the participant reaches age 71.

     The EDCP provides that a participant may request that part or all of such participant's Interest Account or Stock Account be distributed immediately in the event of a severe financial hardship. The determination of whether a hardship exists will be made by the same parties who determine the timing and method of payout upon a participant's retirement or termination of employment.

     The EDCP also provides that a participant may withdraw at any time all or a portion of his or her balances in the Interest and Stock Accounts, provided that the participant forfeit 10% of the balance of his or her Accounts or $50,000, whichever is less, and is not permitted to participate in the EDCP for a period of 36 months from the date of the early withdrawal payment. In addition, if within any six month period either (i) 50% or more of the EDCP participants elect such early withdrawal from the EDCP or (ii) 20% or more of EDCP participants with aggregate Account balances valued at 50% or more of the total value of all EDCP Accounts elect such early withdrawal, then the Accounts of each remaining EDCP participant will be distributed in a single lump sum.

     If the Company undergoes a "change in control" (as defined in the EDCP, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), then the Accounts of each participant will be paid in a single lump sum no later than 90 days following the change in control.

     The Company is in the process of establishing a "Rabbi Trust" to provide a degree of financial security for the participants' unfunded Account balances under the EDCP.

     EMPLOYEE PROTECTION PLAN. The Company has adopted an Employee Protection Plan, to provide severance pay, health, dental, disability, and life insurance continuation, and a retraining allowance (of up to $5,000) for substantially all of its employees whose employment is terminated within two years following a "change in control" (as defined in such plan, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed). For purposes of the Employee Protection Plan, participants have been credited with service with Eastman Kodak Company and its affiliates prior to the spin-off. The Employee Protection Plan provides for a lump sum severance payment of three weeks of "pay" (as defined in the plan) for each year of service up to 16 years and four weeks of pay for each year of service in excess of 16, with a minimum of six weeks of pay and a maximum of 104 weeks. Health, dental, disability, and life insurance would be continued at the Company's expense for up to 12 months, depending on years of service, on the same basis as in effect on the date of employment termination (except that no employee contributions would be required). In addition, the Employee Protection Plan provides for the payment of certain bonuses declared in the year in which employment terminates. The plan provides for a "gross-up payment" in the event the total payments ("Total Payments") under the Employee Protection Plan and any other plan or agreement of an employee with the Company subject the employee to the excise tax imposed by Section 4999 of the Internal Revenue Code. The gross-up payment would be in an amount such that the net amount retained by the employee, after deduction of any such excise tax and any tax on the gross-up payment, would equal the Total Payments.

     SEVERANCE AND CHANGE-IN-CONTROL ARRANGEMENTS. The Company has entered into Severance Agreements (the "Agreements") with the five individuals named in the Summary Compensation Table and certain other officers of the Company. Each Agreement has a term of three years (with automatic one-year extensions absent advance notice otherwise from the Company); provided, however, that upon the occurrence of a "change in control" or a "potential change in control" (as defined in the Agreements) prior to such termination date, the term of the Agreement will automatically be extended for two years from the date of the change in control or potential change in control, as the case may be. If, at any time during the term of the Agreement and before the occurrence of a change in control or a potential change in control, there occurs a reduction in the employee's level of responsibility, position, authority or duties, the Company may in its sole discretion terminate the Agreement.

     A "change in control" is defined in the Agreements to include the following, and with certain exceptions: the acquisition by a person of 19% or more of the voting stock of the Company; the incumbent Board members as of January 1, 1994 (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company's shareowners of a reorganization or merger unless, after such proposed transaction, the former shareowners of the Company will own more than 75% of the resulting corporation's voting stock; or approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company other than to a subsidiary. A "potential change in control" will be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change in control; any person (other than the Company or certain affiliated entities) becomes the beneficial owner of 10% or more of the combined voting power of the Company's then-outstanding securities; or the Board adopts a resolution to the effect that a potential change in control has occurred.

     If during the term of the Agreements and following a change in control (or within 120 days before or after a potential change in control) of the Company, the employee's employment with the Company is terminated by the Company other than for "cause" (as defined), death or disability, or by the employee for "good reason" (which includes a reduction in the employee's compensation, certain relocations of the employee's office, the exclusion of the employee from new compensation arrangements offered to similarly situated employees, or a material reduction in the employee's responsibility, position, authority, or duties, and also includes a termination by the employee for any reason or no reason during the 30-day period beginning on the first anniversary of the change in control), then, in addition to any other benefits accruing to the employee outside the scope of the Agreement, (1) the acquiror will pay the employee any unpaid salary, benefits or awards that shall have been earned or become payable through the date of termination; (2) the acquiror will pay to the employee as severance an amount equal to three times (or four times in the case of Mr. Deavenport) the employee's "pay" (defined as the average of the three highest out of the last ten years of the employee's total annual compensation, including base annual salary, bonus, the grant date value of stock grants, and incentive compensation); (3) the acquiror will maintain in effect for three years (or four years in the case of Mr. Deavenport) after the date of termination for the employee and his dependents all welfare benefit plans in which the employee was entitled to participate immediately prior to termination; and (4) the acquiror will pay the employee a single lump sum amount equal to the actuarial equivalent of (a) the retirement benefit to which the employee would have been entitled under the ERAP and the excess retirement plans described above under "Eastman Retirement Assistance Plan" and "Supplemental Pension Plans" if the employee had five additional years of service and was five years older, minus (b) the retirement benefit to which the employee is actually entitled under the ERAP and the excess retirement plans.

     If the amount payable to the employee under these Agreements exceeds certain threshold amounts, federal excise tax could be imposed on the employee and the Company could lose a tax deduction for a portion of the payment. If the amount payable would result in such effects, but exceeds the applicable threshold by $30,000 or less, the amount payable will be reduced by the amount the payment exceeds the threshold. If the payment exceeds the threshold by more than $30,000, the employee will be entitled to full benefits under the Agreement and to additional amounts to compensate him or her fully for the imposition of the federal excise tax (including federal, state, and excise taxes applicable to the receipt of such additional amount).

     The Company is in the process of establishing a "Rabbi Trust" to provide a degree of financial security for any amounts which may become payable to officers under the Agreements.

               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is composed of three outside directors, none of whom are current or former officers or employees of the Company. This report sets out the Committee's policies governing compensation to executive officers for 1996, including those in the Summary Compensation Table, and the specific relationship of corporate performance to that compensation. In addition, this report discusses specifically the Committee's bases for the compensation reported for the Chief Executive Officer for the past year.

COMPENSATION PHILOSOPHY

     The overall goal of the Compensation Committee is to ensure that compensation policies are established that are consistent with the Company's strategic business objectives and that provide incentives for the attainment of those objectives. This is done in the context of a compensation program that includes three components for all Company employees:

     - Base pay, which is intended to provide a stable annual salary at a level consistent with the individual's position and contributions.

     - Variable pay (pay at risk), which links individual income to the success of the Company.

     - Stock ownership, which encourages actions to maximize shareowner value.

     Another goal of the Compensation Committee is to ensure that the Chief Executive Officer and other executive officers are compensated in a manner that is consistent with the Company's compensation strategy, that is competitive with identified peer companies, and that is equitable within the Company.

     The Compensation Committee believes that the compensation program for Company executive officers should be consistent with the following principles:

INTEGRATION..........................  Executive compensation is integrated and consistent with the total Company compensation program, as
                                       described above.
COMPETITIVE POSITION.................  Executives are provided competitive compensation for competitive Company performance in the chemical
                                       industry and compensation that is consistent with
                                       compensation for companies of comparable size,
                                       complexity, and operational challenge.
PERFORMANCE FOCUS....................  At higher levels of the organization, an increasing proportion of compensation is dependent on short-term
                                       and long-term Company performance and return to
                                       shareowners.

     The Compensation Committee periodically reviews the compensation of the Chief Executive Officer and the other executive officers to ensure that their compensation is consistent with the principles described above. The Committee applies the Company's pay policies in determining each component of executive compensation as discussed below.

COMPONENTS OF EXECUTIVE COMPENSATION

  CASH COMPENSATION

     Total cash compensation for all Company employees consists of base pay and variable pay. Total cash compensation is designed to be competitive with pay in the applicable labor market and in the chemical industry for similar jobs when target levels of Company performance are achieved. The targeted levels of cash compensation are based on surveys of other companies. Accordingly, a portion of each employee's target pay level is placed "at risk". Base pay is reduced to below competitive pay levels, and the difference between the resulting base pay level and the competitive pay level is made variable and is "at risk". Depending upon Company performance, employees may lose the at risk amount, receive some or all of the amount at risk, or receive an amount in excess of the pay at risk. The Compensation Committee applies the same philosophy and methodology to determine base pay and variable pay of executive officers, with the intent that total cash compensation for the executive be at or near the median of the range of similar pay for similar positions when Company performance meets annual plan objectives.

     For 1996, the Compensation Committee compared total cash compensation levels for executive officers with companies in the chemical industry with which the Company competes for executive talent and for which data was available, including 13 of the 18 companies in the peer group identified in the performance graph which follows this report (the "Performance Graph"). In addition, in determining the Chief Executive Officer's base salary and variable compensation, the Committee also considered chief executive officer pay reported in surveys of a broader group of manufacturing, industrial, and chemical companies of a size (based on revenues) comparable to the Company, including all of the 18 peer companies in the Performance Graph. Total cash compensation to the executive officers named in the Summary Compensation Table for 1996 is reported in the "Salary" (base pay) and "Bonus" (variable pay) columns.

     Base salaries reported in the Summary Compensation Table for 1996 were increased from 1995 levels to reflect an increase in the median range of total cash compensation of the companies in the comparison group.

     Variable pay is determined under the Eastman Performance Plan and the Annual Performance Plan.

     Under the Eastman Performance Plan, 5% of the annual cash compensation of each of the Company's employees, including executive officers, is placed at risk based on Company performance as measured by return on capital (the return produced by funds invested in the Company, determined as the net operating profit after taxes divided by the sum of average debt and equity employed during the year) minus cost of capital (the cost of debt and equity, expressed as the interest charged on debt and expected return on equity). If minimum levels of performance are not met, no award will be earned, and the employee will lose the amount at risk. Opportunities to earn up to six times (6x) the "at risk" annual cash compensation under the

Eastman Performance Plan are established for specified levels of above goal performance. A specified portion of each employee's payout under the Eastman Performance Plan is made as a Company contribution to the employee's account in the Eastman Employee Stock Ownership Plan (the "ESOP") and, to the extent not payable into the ESOP under Internal Revenue Code limitations, is credited to the Eastman ESOP Excess Plan. Contributions to the ESOP and the ESOP Excess Plan are invested in shares of Common Stock and Common Stock Units, respectively. See "Stock Ownership of Directors and Executive Officers." Accordingly, at the maximum award level (30% of target annual compensation) for above goal performance, 5% of target annual compensation would be contributed to the employee's ESOP account, the 5% of target annual compensation placed at risk would be returned to the employee in cash, and an additional 20% of target annual compensation would be earned and paid to the employee in cash.

     Approximately 600 Company managers, including executive officers, also participate in the Annual Performance Plan, which places an additional 5% to 35%, depending on position, of annual cash compensation at risk based on annual corporate performance versus pre-set goals for specified measures. Those performance measures and goals are established annually by the Compensation Committee based upon the Company's strategic emphasis for the following year. Target levels of performance are established for one or more of the following objective business and financial measures: sales revenue growth, earnings from operations, cost improvements, cash flow, economic value created, productivity, quality, and customer satisfaction. Each measure is weighted for importance in determining final awards. For 1996, Annual Performance Plan performance was measured by evaluating sales revenue growth due to volume (weighted 25%), labor productivity (weighted 25%), and economic value created (defined as after-tax operating profit minus a computed capital charge for average debt and equity employed during the year) (weighted 50%) against the pre-set goals for each area of Company performance. If minimum levels of performance are not met, no award will be earned, and the participant will lose the at risk amount. Opportunities to earn up to two times (2x) the target award level under the Annual Performance Plan are established for specified levels of above goal performance.

     To encourage optimum performance of the Company as a whole rather than optimum performance in individual units, and to recognize the integrated nature of the Company, awards under both variable pay plans are based on overall Company results rather than individual or unit performance.

     Awards of 16.56% (of a possible maximum of 30%) of target annual cash compensation were made to all employees under the Eastman Performance Plan for 1996, the payout corresponding to the Company's return on capital which exceeded the cost of capital by 4.28% for the past year. The bonuses reported for the executive officers for 1996 represent the cash portion of the payout under the Eastman Performance Plan (11.56% of target annual cash compensation) and an award under the Annual Performance Plan of 0.8417x (of a possible maximum of 2x) target award based upon Company performance in 1996 which was above the target level of performance for economic value created and below the minimum threshold levels of performance for sales revenue growth due to volume and labor productivity. The portion of the Eastman Performance Plan award made as a contribution or credit to each named executive officer's ESOP and ESOP Excess Plan accounts is reported in the "All Other Compensation" column of the Summary Compensation Table.

  LONG-TERM, EQUITY-BASED COMPENSATION

     Equity-based compensation plans are designed to promote stock ownership and to link employee asset accumulation to return to shareowners. The Company has established the ESOP and the ESOP Excess Plan, which are designed to encourage an ownership mindset throughout the Company. Additionally, a stock option program, implemented through the 1994 Omnibus Plan, is used to create a direct link between compensation of key Company managers and long-term performance of the Company. Under the 1994 Omnibus Plan, the Compensation Committee may also award stock (with or without restrictions), performance shares or additional options to Company managers. (A new 1997 Omnibus Long-Term Compensation Plan, intended to replace the 1994 Omnibus Plan, is being presented to shareowners for approval at the Annual Meeting. See "Approval of the 1997 Omnibus Long-Term Compensation Plan.") Stock ownership guidelines have been established for those same managers to encourage long-term stock ownership and the holding of shares awarded or acquired upon exercise of options. Over a five- to seven-year period, these managers will invest one-half to four times their target-level total annual compensation in Company stock or stock equivalents. See "Stock Ownership of Directors and Executive Officers -- Common Stock and Common Stock Units." An annual review of progress toward these guidelines is conducted and reported to the Chief Executive Officer.

     The Compensation Committee establishes the size of annual option awards by considering recommendations from outside compensation consultants based upon long-term compensation reported by the peer companies in the chemical industry described above under "Cash Compensation." Options are granted at a level so that the estimated value of options and other long-term compensation as a proportion of total annual compensation approximates the median of the range of similar compensation of the compared companies. In determining the size of option awards, the Company utilizes the services of an external compensation consultant to derive approximate values of options using a variation of the Black-Scholes option pricing model. Because the Company began operating as an independent publicly held company in 1994, approximately 350 of the approximately 500 key Company managers eligible at that time for option grants had not previously received options. Accordingly, and further to promote stock ownership, all option grants for 1994 (including those to executive officers named in the Summary Compensation Table) were "front-loaded" so that three years worth of option grants under the above guidelines were awarded in the first year. The total of all annual grants to key managers over the subsequent four years are generally expected to be equivalent to two years worth of option grants (i.e., one-half the normal amount), applying the above guidelines. Consistent with this expectation, option grants in 1995 and in 1996 (excluding "reload" options), respectively, were generally one-sixth the level of grants in 1994. Options granted under the 1994 Omnibus Plan in 1996 generally have an exercise price equal to 100% of the fair market value of the underlying Common Stock as of the date of grant and have 10-year terms. As described below, the Committee also granted options to the Chief Executive Officer in 1996 in addition to his award under the guidelines described above.

     Approximately 45 key managers (including the named executive officers in the Summary Compensation Table) have also received performance share awards under the 1994 Omnibus Plan. Such awards are made under Long-Term Performance Subplans ("LTPPs") operating in three-year cycles. Performance is measured by the Company's total return to shareowners (change in stock price plus dividends declared during the relevant period, assuming reinvestment of dividends) relative to that of the companies identified in the Performance Graph. Payouts are based upon the Company's position in a quartile ranking of the unweighted total shareholder returns of the compared companies. If the Company's total shareowner return falls in the fourth quartile (below threshold), no awards will be earned; if in the third quartile (threshold), 50% of the target awards will be earned; if in the second quartile (target), 100% of the target awards will be earned; and, if in the first quartile (maximum), 200% of the target awards will be earned. If earned, awards will be paid after the end of the performance period in unrestricted shares of Common Stock, or participants may irrevocably elect in advance to defer the award payout into the EDCP.

     The total return comparison under the LTPPs differs from that shown in the Performance Graph. For LTPP purposes, total percentage return on the Common Stock for the applicable three-year period is ranked with the total percentage returns on the common shares of each of the LTPP peer companies. The Performance Graph, on the other hand, compares the cumulative total return on an initial fixed investment in the Company's Common Stock and in an index composed of the peer companies as a group, with the return of each component issuer weighted according to the respective issuer's market capitalization at the beginning of each period for which a return is indicated.

     The first LTPP three-year award cycle began in 1994. Additional three-year cycles began in 1995 and 1996, and it is anticipated that additional three-year cycles will begin in subsequent years. LTPP target award levels, when combined with normalized, annual stock option grant levels, are established such that total long-term compensation for all executives is consistent with competitive practices, as determined by the analysis of outside compensation consultants described above. The size of the performance share awards reported in the Long-Term Incentive Plan Awards Table was determined by applying this methodology. The payout reported in the Summary Compensation Table for the executive officers for the 1994-1996 LTPP performance cycle represents 100% of the target award (of a possible maximum of 200% of the target award) based upon the

Company's total shareowner return ranking in the second quartile of the compared companies for the performance period.

     The estimated current values of total long-term equity-based compensation for 1996 range from approximately 10% of total compensation at lower levels of management to approximately 50% of total compensation for the Chief Executive Officer.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee determines the compensation of the Company's Chief Executive Officer in substantially the same manner as the compensation for the other executive officers. Mr. Deavenport's base salary was increased on May 1, 1996 by $52,500 as a result of comparisons with the base salaries paid to chief executive officers of the companies described above under "Components of Executive Compensation -- Cash Compensation." This increase reflects ongoing steps towards bringing Mr. Deavenport's base salary to a level which is comparable to the median base salaries paid to chief executive officers of comparable companies. Based upon the surveys of total annual cash compensation levels for chief executive officers of comparable companies, the Compensation Committee believes that Mr. Deavenport's base salary is currently below the median of the range of CEO base salaries in the comparison group and that his targeted total cash compensation is also below the median of the survey group. The Compensation Committee anticipates that additional increases in Mr. Deavenport's base salary will be made in future years to bring his compensation to a level which is more competitive with the compensation of chief executive officers of comparable companies.

     In March 1997, Mr. Deavenport received an Annual Performance Plan award in the amount of $306,870 and an award of $167,670 under the Eastman Performance Plan ($31,974 of which was contributed or credited to his accounts in the ESOP and the ESOP Excess Plan). Such awards were based upon the same overall corporate performance in 1996 as were all other awards under the Annual Performance Plan and Eastman Performance Plan.

     Mr. Deavenport received an award of 10,900 performance shares under the LTPP for the 1996-1998 performance period which represents approximately one-third of his long-term, equity-based compensation for 1996. The other portion of Mr. Deavenport's long-term, equity-based compensation is in the form of stock options, and in August 1996 he received a grant of non-qualified stock options to purchase 15,500 shares of Common Stock at an exercise price equal to the grant-date market price of the underlying shares. This option grant was determined by applying the same guidelines as those used for grants to all other key Company executives as described above under "Components of Executive Compensation -- Long-Term, Equity-Based Compensation."

     In February 1997, Mr. Deavenport received a payout for the 1994-1996 LTPP performance cycle equal to 10,900 shares, which represents 100% of his target award. Such payout was based upon the same relative total shareowner returns as were the other payouts under the 1994-1996 LTPP.

     Having determined that Mr. Deavenport's targeted total cash compensation is below the median total compensation of chief executive officers of comparable companies, in May 1996 the Compensation Committee granted Mr. Deavenport an option to purchase 50,000 shares of Common Stock at an exercise price equal to the grant-date market price of the underlying shares. The size of the option award was based upon the Committee's ongoing concern that Mr. Deavenport's total compensation continues to be below the median level of his peers in comparable companies by a significant margin, and was determined by applying the option valuation methodology described above under "Components of Executive Compensation -- Long-Term, Equity-Based Compensation."

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     The Compensation Committee intends to continue the performance and stock ownership emphasis of the Company's compensation program. Section 162(m) of the Internal Revenue Code enacted pursuant to the Omnibus Budget Reconciliation Act of 1993 generally limits the deductibility to the Company of annual compensation (other than qualified "performance-based" compensation) in excess of $1 million paid to each of the Company's five highest paid executive officers. Base salaries, stock and stock-based compensation without performance conditions, and bonuses not determined by objective, performance-based criteria are generally subject to the $1 million limit on deductible compensation.

     Based on transition rules under Section 162(m), compensation attributable to stock options granted and performance shares awarded under the 1994 Omnibus Plan prior to the 1997 Annual Meeting of Shareowners is expected to qualify for deductibility under Section 162(m). In addition, the Eastman Performance Plan, the Annual Performance Plan, LTPPs under the Omnibus Plan, and outstanding restricted stock awards under the Omnibus Plan, each provide for automatic deferral of compensation into the EDCP to the extent that payout or vesting would result in the recipient receiving compensation in excess of the $1 million cap under Section 162(m).

     The Compensation Committee has recommended adoption of the new 1997 Omnibus Long-Term Compensation Plan, and has approved certain amendments to the Eastman Performance Plan and the Annual Performance Plan, in each case continuing and enhancing the performance emphasis of the Company's current variable and long-term pay programs. Each of these plans is submitted for shareowner approval in this Proxy Statement. These plans, if approved by shareowners, will meet the requirements of Section 162(m) with respect to future stock option and performance share awards (under the 1997 Omnibus Long-Term Compensation Plan) and annual bonus awards (under the Eastman Performance Plan and the Annual Performance Plan). This will result in compensation attributable to such awards being "performance-based" and excluded from the $1 million deductibility cap. See "Approval of the 1997 Omnibus Long-Term Compensation Plan", "Approval of the Eastman Performance Plan", and "Approval of the Eastman Annual Performance Plan" below.

               Compensation and Management Development Committee
                           Gerald B. Mitchell (Chair)
                            Calvin A. Campbell, Jr.
                                    Lee Liu

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on Common Stock from December 14, 1993, the date on which the Common Stock began trading on the New York Stock Exchange (the "NYSE"), through December 31, 1996, to that of the Standard & Poor's 500 Stock Index and a group of peer issuers in the chemical industry. Cumulative total return represents the change in stock price and the amount of dividends received during the indicated period, assuming reinvestment of dividends. The graph assumes an investment of $100 on December 14, 1993. Because the Company's spin-off from Eastman Kodak Company was not completed until midnight on December 31, 1993, the Common Stock was trading on the NYSE on a "when-issued" basis during the first period shown in the graph. The Common Stock began trading on the NYSE without the "when-issued" designation on January 4, 1994, following completion of the spin-off. The data in the graph has been provided by Standard & Poor's Compustat. The stock performance shown in the graph is included in response to SEC requirements and is not intended to forecast or to be indicative of future performance.

                   COMPARISON OF TOTAL RETURN TO SHAREOWNERS

         MEASUREMENT PERIOD                EASTMAN            S&P 500             PEER
        (FISCAL YEAR COVERED)            CHEMICAL CO.          INDEX             GROUP(1)
12/14/93                                            100               100               100
12/31/93                                         104.97            101.40             99.13
12/31/94                                         115.40            102.74            111.11
12/31/95                                         146.45            141.35            137.79
12/31/96                                         133.46            173.80            175.87

(1) The peer group consists of the following issuers, each of whose common shares are traded on the NYSE: Air Products and Chemicals, Inc.; ARCO Chemical Company; Crompton & Knowles Corporation; Dow Chemical Company; E.
     I. du Pont de Nemours and Company; H. B. Fuller Company; The Geon Company; Georgia Gulf Corporation; Great Lakes Chemical Corporation; M. A. Hanna Company; Lyondell Petrochemical Company; Monsanto Company; Morton International, Inc.; Rohm and Haas Company; A. Schulman, Inc.; Union Carbide Corporation; Wellman, Inc.; and Witco Corporation. Sterling Chemicals, Inc., which was included in the peer group in the Company's proxy statement last year, has been excluded from the Company's peer comparison group because Sterling's stock is no longer listed on the NYSE. In accordance with SEC requirements, the return for each issuer has been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

            APPROVAL OF THE 1997 OMNIBUS LONG-TERM COMPENSATION PLAN
                              ITEM 2 ON PROXY CARD

     The Board of Directors adopted the Eastman Chemical Company 1997 Omnibus Long-Term Compensation Plan (the "1997 Omnibus Plan" or the "Plan") on March 6, 1997, upon recommendation of the Compensation Committee and subject to approval by the shareowners at the Annual Meeting. If approved by the shareowners, the 1997 Omnibus Plan will be effective as of the date of the Annual Meeting. The 1997 Omnibus Plan is substantially similar to, and is intended to replace, the Company's 1994 Omnibus Plan, under which the shares available for awards will have been substantially exhausted in 1997. See "Executive Compensation and Benefits -- Compensation and Management Development Committee Report on Executive Compensation -- Components of Executive Compensation -- Long-Term, Equity-Based Compensation" for a description of the current option and performance share award programs, which are expected to be continued under the 1997 Omnibus Plan. If the 1997 Omnibus Plan becomes effective, no new awards will be made under the 1994 Omnibus Plan.

     A summary of the 1997 Omnibus Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A.

GENERAL

     Like the 1994 Omnibus Plan, the purpose of the 1997 Omnibus Plan is to provide motivation to employees of the Company and its subsidiaries to put forth maximum efforts toward the continued growth, profitability, and success of the Company by providing incentives to such employees through the ownership and performance of Common Stock of the Company. As described under "Compensation and Management Development Committee Report on Executive Compensation," equity-based compensation and benefits are designed to promote stock ownership and to link employee asset accumulation to return to shareowners. Employees of the Company or its subsidiaries will be eligible to receive awards under the 1997 Omnibus Plan. As of December 31, 1996, the Company had approximately 17,500 employees.

ADMINISTRATION

     The 1997 Omnibus Plan will be administered by the Compensation Committee or another committee designated by the Board of Directors to administer the Plan (the "Committee"). The Committee has the authority to interpret the Plan, establish rules and regulations for the operation and administration of the Plan, select employees to receive awards, determine the form, size, terms, conditions, limitations, and restrictions of awards, and take all other action it deems necessary or advisable to administer the 1997 Omnibus Plan.

AWARDS

     The 1997 Omnibus Plan authorizes the grant to employees of the Company or its subsidiaries of non-qualified and incentive stock options, stock appreciation rights ("SARs"), stock awards, performance shares (which are stock or stock-based awards contingent upon the attainment during a performance period of certain performance objectives), and other stock or stock-based incentive awards (collectively, "Awards"). The 1997 Omnibus Plan also provides for the award of dividends and dividend equivalents on Awards.

     The 1997 Omnibus Plan contains provisions regarding the treatment of Awards in the event of a "change in ownership" (as defined in the Plan, generally concerning circumstances in which the Common Stock is no longer publicly traded) and of a "change in control" (as defined in the Plan, generally concerning circumstances in which the Company is acquired by another entity or its controlling ownership is changed). Upon a change in ownership or change in control, the rules described below will apply to Awards granted under the 1997 Omnibus Plan. However, the Committee will have the discretion in certain circumstances, notwithstanding any particular transaction constituting a change in ownership or a change in control, either to determine that such transaction is of the type that does not warrant the described consequences with respect to Awards (in which event such consequences would not occur) or to alter the way in which Awards are treated from the consequences outlined in the 1997 Omnibus Plan.

     If a change in ownership occurs (and the Committee has not exercised its discretion outlined above) during the term of one or more performance periods for which the Committee has granted performance shares, the term of such performance period will immediately terminate and, except with respect to performance periods for which the Committee has previously reached a determination regarding the degree to which the performance objectives have been attained, it will be assumed that the performance objectives have been attained at a level of 100%. Participants, as a result, will be considered to have earned and therefore be entitled to receive a prorated share of the Awards previously granted for such performance period. In addition, upon a change in ownership, all outstanding Awards will be valued and cashed out on the basis of the change in ownership price as soon as practicable but in no event more than 90 days after the change in ownership.

     In the event of a change in control (assuming the Committee has not exercised its discretion outlined above), if a participant's employment terminates within two years following the change in control, unless such termination is due to (i) death, (ii) disability (as defined in the Plan), (iii) cause (as defined in the Plan), (iv) resignation (other than as a result of certain actions by the Company and any successor) or (v) retirement, participants will be entitled to the following treatment. All conditions, restrictions and limitations in effect with respect to any unexercised Award will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid Award will automatically become 100% vested. Performance shares will be treated in a manner similar to that described above in the case of a change in ownership. A participant will be entitled to a lump sum cash payment as soon as practicable but in no event more than 90 days after the date of such participant's termination of employment with respect to all of such participant's Awards.

     A participant's rights under the Plan will be forfeited, and all outstanding Awards cancelled, if, in the determination of the Committee the participant has breached certain noncompete or confidentiality obligations, or if the participant terminates employment for an unapproved reason (as defined under the Plan).

     The 1997 Omnibus Plan provides that equitable adjustments will be made in the number of shares of Common Stock covered by outstanding Awards, the price per share applicable to outstanding Awards, and the number of shares that are thereafter available for Awards in the event of a change in the capital or capital stock of the Company or any special distribution to shareowners.

SECTION 162(M)

     Pursuant to Section 162(m) of the Internal Revenue Code, the Company may not deduct compensation in excess of $1 million paid to the Chief Executive Officer and the four next most highly compensated executive officers of the Company (each, a "Covered Employee"). The Board has submitted the 1997 Omnibus Plan for approval by the shareowners in order to permit the grant of certain Awards thereunder, such as options, SARs and certain performance shares, that will constitute "performance-based" compensation, which will be excluded from the calculation of annual compensation of Covered Employees for purposes of
Section 162(m) and will be fully deductible by the Company. The Committee may grant Awards under the Plan that do not qualify as performance-based compensation under Section 162(m). The payment of any such non-qualifying Awards to a Covered Employee could be non-deductible by the Company, in whole or in part, under Section 162(m), depending on such Covered Employee's total compensation in the applicable year.

     Performance Goals for Certain Section 162(m) Awards. Under Section 12 of the 1997 Omnibus Plan, the Committee may determine that, in order to meet the "performance-based" award criteria of Section 162(m) and the regulations thereunder, a particular Award granted under the Plan will be determined solely on the basis of one or more of the following measures of corporate performance, alone or in combination, for the Company as a whole: (a) return on capital, equity or assets (including economic value created, defined as after-tax operating profit minus a computed capital charge for average debt and equity employed during the year), (b) productivity, (c) cost improvement, (d) cash flow, (e) sales revenue growth, (f) net income, earnings per share, or earnings from operations, (g) quality, (h) customer satisfaction, or (i) stock price or total shareowner return. Measurement of the Company's performance against such goals established by the Committee shall be objectively determinable, and to the extent such goals are expressed in standard accounting terms, performance shall be measured in accordance with generally accepted accounting principles. The Committee shall have the right for any reason to reduce (but not increase) any such Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period to which such performance goal relates (or such later date as may be permitted under Section 162(m) or the regulations thereunder). Any payment of an Award granted with performance goals under this section of the Plan will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

SHARES AVAILABLE FOR AWARDS

     Subject to adjustment as provided in the 1997 Omnibus Plan, the maximum number of shares of Common Stock that will be available for grant of Awards during the term of the 1997 Omnibus Plan is 7,000,000. Awards may not be granted under the Plan after April 30, 2002. The maximum number of shares of Common Stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the 1997 Omnibus Plan to any one Covered Employee is 200,000. The maximum fair market value of any Awards (other than options and SARs) that may be received by a Covered Employee (less any consideration paid by the Covered Employee for such Award) during any one calendar year under the 1997 Omnibus Plan is equal to the fair market value of 100,000 shares of Common Stock as of December 31 of the preceding year.

TERMINATION AND AMENDMENT

     The Board of Directors or the Committee may, at any time and from time to time, suspend, amend, modify or terminate the Plan without shareowner approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareowners of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

CERTAIN FEDERAL INCOME TAX EFFECTS

     Non-qualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted non-qualified stock option. However, the participant will realize ordinary income on the exercise of the option in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short- or long-term capital gain, depending on the participant's holding period.

     Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted incentive stock option (an option that meets the requirement of Section 422 of the Internal Revenue Code) or the exercise thereof by the participant. If the participant holds the shares of Common Stock underlying the option for the greater of two years after the date the option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate exercise price and the amount realized upon disposition of the shares of Common Stock will constitute a long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other disqualifying disposition during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate exercise price, and the Company will be entitled to a federal income tax deduction equal to such amount.

     SARs. Under present federal income tax regulations, a participant receiving a non-discounted SAR will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When a participant exercises the SAR, the amount of cash and the fair market value of any shares of

Common Stock received will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company.

     Performance Shares. Under present federal income tax regulations, a participant receiving performance shares will not recognize income and the Company will not be allowed a tax deduction at the time the Award is granted. When a participant receives payment of performance shares, the amount of cash and the fair market value of any shares of Common Stock received will be ordinary income to the participant and, subject to Code Section 162(m) limitations, if applicable, will be allowed as a deduction for federal income tax purposes to the Company.

     Restricted Stock. Under present federal income tax regulations, and unless the participant makes an election to accelerate recognition of the income to the date of grant, a participant receiving a restricted stock Award will not recognize income, and the Company will not be allowed a tax deduction, at the time the Award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Stock, and, subject to Code Section 162(m) limitations, if applicable, the Company will be entitled to a corresponding tax deduction at that time.

     Unrestricted Stock. Under present federal income tax regulations, a participant receiving an unrestricted stock Award will recognize ordinary income and, subject to Code Section 162(m) limitations, if applicable, the Company will be allowed a tax deduction, at the time the Award is granted.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     No Awards have been granted or approved for grant under the 1997 Omnibus Plan. Future Awards under the 1997 Omnibus Plan will be made at the discretion of the Committee. Therefore, it is not presently possible to determine, with respect to the executive officers named in the Summary Compensation Table, all current executive officers, or all employees, including all current officers who are not executive officers, either the benefits or amounts that will be received by such persons or groups pursuant to the 1997 Omnibus Plan or the benefits or amounts that would have been received by such persons or groups under the Plan if it had been in effect during 1996. See "Compensation and Management Development Committee Report on Executive Compensation" for information concerning grants and awards under the 1994 Omnibus Plan during 1996 and for the Compensation Committee's current philosophy, policies and practices concerning long-term, equity-based compensation.

ADDITIONAL INFORMATION

     The closing price of the Company's Common Stock, as reported by the New York Stock Exchange on March 14, 1997, was $55.50.

     All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy card is signed and returned but no specification is made, the shares represented by proxy will be voted for approval of the 1997 Omnibus Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal will constitute approval of the 1997 Omnibus Plan. If not so approved by the shareowners, the Plan will be null and void.

     THE 1997 OMNIBUS LONG-TERM COMPENSATION PLAN HAS BEEN RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS BY THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 OMNIBUS LONG-TERM COMPENSATION PLAN.

                    APPROVAL OF THE EASTMAN PERFORMANCE PLAN
                              ITEM 3 ON PROXY CARD

     On December 11, 1996, the Compensation Committee of the Board of Directors approved an amendment and restatement of the Eastman Performance Plan (the "EPP"). While the EPP has been maintained by the Company since 1994, shareowner approval of the EPP is now being sought to secure the full deductibility by the Company of payments under the EPP to Covered Employees as "performance-based compensation" under Internal Revenue Code Section 162(m) and the regulations thereunder. If not approved by the shareowners, no award payment will be paid under the EPP to any Covered Employee for any year after 1996.

     A summary of the EPP is set forth below. The summary is qualified in its entirety by reference to the full text of the EPP, which is attached to this Proxy Statement as Appendix B.

GENERAL

     The EPP is a variable compensation program which provides eligible employees with tangible recognition for their contributions to the success of the Company. All employees of the Company and its participating affiliates who meet specific service-related eligibility requirements outlined in the EPP are eligible to receive payouts under the EPP. As of December 31, 1996, there were approximately 17,500 persons eligible to participate in the EPP.

OPERATION OF THE EPP

     Under the EPP, 5% of each employee's target total annual cash compensation is placed "at risk" based upon Company performance. The EPP payout is intended to reflect the financial performance of the Company over the course of a calendar year (the "Performance Year"). Financial performance is measured in terms of the Company's return on capital minus the cost of capital, expressed as a percentage (the "Performance Indicator"). EPP payouts are made on the basis of the application of a percentage (the "Payout Basis") (derived from a table contained in Section 4.04 of the EPP, which provides for the correlation between the Performance Indicator and the Payout Basis) to a participating employee's "participating earnings," as indicated in an appendix to the EPP.

     No later than the first day of the Performance Year (or such later date as may be permitted by Section 162(m)), the Compensation Committee will establish in writing the Performance Indicator (including the cost of capital) with respect to the Performance Year. Measurement of the Company's performance against the performance goals established by the Compensation Committee will be objectively determinable, and to the extent they are expressed in standard accounting terms, they will be determined according to generally accepted accounting principles.

     The Payout Basis will be determined in accordance with the general payout correlation table set forth in the EPP, ranging from a maximum Payout Basis of 30% for a Performance Indicator of 10% or more, to a zero Payout Basis for a Performance Indicator of less than negative 5%. If the Payout Basis is more than zero, then an amount equal to 5% (or, if the Payout Basis is less than 5%, the actual Payout Basis) of each eligible employee's participating earnings will be contributed to the Eastman Employee Stock Ownership Plan (the "ESOP") and the remainder of the EPP payout will be payable to the eligible employees in cash. In the event of a Performance Year in which the total Payout Basis is to be 0%, the Board of Directors will determine whether to make any contribution to the ESOP, and if so, how much. Neither the Board of Directors nor the Compensation Committee has the discretion to increase or reduce the EPP payout amount payable in cash. A Performance Indicator of zero (where return on capital equals cost of capital) is required for the portion of a participant's annual cash pay which is "at risk" (5%) to be received in cash.

     Calculation of the individual EPP payout for each eligible employee will be done on a three-part basis as outlined in Section 4.06 of the EPP. The maximum annual total EPP payout to any individual is $500,000.

     As soon as practicable following the availability of performance results for the completed Performance Year, the Compensation Committee will determine the Company's performance in relation to the Performance Indicator for that period and certify in writing the Company's performance. Such certification will include confirmation of the return on capital and final approval of and declaration of the EPP payout to Covered Employees.

TERMINATION AND AMENDMENT

     The Compensation Committee may at any time suspend, amend, modify or terminate the EPP; provided, however, that, without shareowner approval, no amendment may be made to the class of eligible participants, the performance criteria specified above, or the maximum EPP payout payable to any participant, unless shareowner approval is not required in order for payouts to Covered Employees to constitute qualified performance-based compensation under Section 162(m) or the regulations thereunder.

CERTAIN FEDERAL INCOME TAX EFFECTS

     Based on the Company's interpretation of existing federal tax law, including the regulations under Section 162(m), all payments made pursuant to the EPP will be deductible by the Company. In each instance, the awards will be taxable as ordinary income to the participant in the year received.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     EPP awards in 1997 and future years to the executive officers named in the Summary Compensation Table, all current executive officers, and all employees, including all current officers who are not executive officers, will be determined based upon the Company's return on capital and the employee's participating earnings, as described above. Since such performance has not yet occurred and employees' participating earnings for 1997 have not yet been determined, it is not presently possible to determine the amounts, if any, that will be received by such persons or groups pursuant to the EPP. See "Compensation and Management Development Committee Report on Executive Compensation -- Components of Compensation -- Cash Compensation" for information concerning payouts to executive officers and to all employees under the EPP for 1996.

ADDITIONAL INFORMATION

     All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy card is signed and returned but no specification is made, the shares represented by proxy will be voted for approval of the Eastman Performance Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal will constitute approval of the EPP. If not so approved by the shareowners, no awards will be paid under the EPP to any Covered Employee for any year after 1996.

     SUBMISSION OF THE EASTMAN PERFORMANCE PLAN TO SHAREOWNERS FOR APPROVAL HAS BEEN RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS BY THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE EASTMAN PERFORMANCE PLAN.

                APPROVAL OF THE EASTMAN ANNUAL PERFORMANCE PLAN
                              ITEM 4 ON PROXY CARD

     On December 11, 1996, the Compensation Committee of the Board of Directors approved an amendment and restatement of the Eastman Annual Performance Plan (the "APP"). While the APP has been maintained by the Company since 1994, shareowner approval of the APP is now being sought to secure the full deductibility by the Company of payments under the APP to Covered Employees as "performance-based compensation" under Internal Revenue Code Section 162(m) and the regulations thereunder. If not approved by the shareowners, no award payment will be paid under the APP to any Covered Employee for any year after 1996.

     A summary of the APP is set forth below. The summary is qualified in its entirety by reference to the full text of the APP, which is attached to this Proxy Statement as Appendix C.

GENERAL

     The APP is a variable compensation plan for the Company's management-level employees in key roles which have an impact on the financial performance of the Company. By placing "at risk" a specified portion of annual cash compensation according to business performance, the APP is intended to provide an incentive for superior performance and to motivate participants toward higher achievement and business results, thereby aligning the interests of management-level individuals with the interests of the Company and its shareowners. The APP is administered by the Compensation Committee. Each year the Compensation Committee will confirm in writing the salary grade level of the individuals eligible to participate in the APP for such year. As of December 31,1996, there were approximately 600 persons eligible to participate in the APP.

OPERATION OF THE APP

     The annual cash compensation of each participant in the APP consists of a base salary, an annual award (if earned) under the Eastman Performance Plan, and an annual award (if earned) from the APP. The APP is designed so that a target award -- the portion of the participant's annual cash compensation placed "at risk" under the APP -- will be paid only if the expected financial performance level is reached. APP awards will vary from zero, if minimum threshold financial goals are not met, to two times the target award for specified above-goal performances. Target awards range from 5% of target total annual compensation for lower level management positions, to 35% of target total annual compensation for the Chief Executive Officer. APP awards are in addition to the 5% of total annual cash compensation placed at risk under the Eastman Performance Plan. APP awards are paid in a lump sum in March of the year following the calendar year for which performance was measured ("Performance Year").

     In December of each year, the Chief Executive Officer will recommend performance goals for the following Performance Year to the Compensation Committee. No later than the first day of the Performance Year (or such later date as may be permitted by Section 162(m)), the Compensation Committee will establish in writing, with respect to the Performance Year, one or more performance goals, the relative weights to be assigned to such goals, a specific target objective or objectives with respect to such performance goals, and objective formulae or methods for computing the amount of the APP award payable to each participant if the performance goals are attained.

     Performance goals will be based upon one or more of the following business criteria, alone or in combination, for the Company as a whole, as the Compensation Committee deems appropriate: (i) economic value created (defined as after-tax operating profit minus a computed capital charge for average debt and equity employed during the year); (ii) productivity; (iii) cost improvements;
(iv) cash flow; (v) sales revenue growth; (vi) earnings from operations; (vii) quality; and (viii) customer satisfaction. Performance goals will include a minimum, maximum and target level of performance, with the size of the award based upon the level attained for each of the criteria selected, and the weighting selected for each of the criteria. Once established, performance goals for a particular Performance Year cannot be changed.

     As soon as practicable following the availability of performance results for the completed Performance Year, the Compensation Committee will determine the Company's performance in relation to the performance goals for that period and certify in writing the extent to which performance goals were satisfied. Measurement of the Company's performance against the performance goals established by the Compensation Committee must be objectively determinable, and to the extent they are expressed in standard accounting terms, they will be determined according to generally accepted accounting principles.

     Based upon the Company's performance against the performance goals, and the formulae or methods established, the APP award for each participant will be calculated. The Compensation Committee will approve the APP award amounts for participants who are directors of the Company and for participants who are Covered Employees, and review the APP award amounts for other executive officers of the Company.

     The Compensation Committee has no discretion to increase the amount of any participant's award as so determined, but may reduce the amount of or totally eliminate such award, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors. No participant's APP award for any Performance Year will exceed $1,000,000.

TERMINATION AND AMENDMENT

     The Compensation Committee may at any time suspend, amend, modify or terminate the APP; provided, however, that, without shareowner approval, no amendment may be made to the class of eligible participants, the performance criteria specified above, or the maximum APP payout payable to any participant, unless shareowner approval is not required in order for payouts to Covered Employees to constitute qualified performance-based compensation under Section 162(m) or the regulations thereunder.

CERTAIN FEDERAL INCOME TAX EFFECTS

     Based on the Company's interpretation of existing federal tax law, including the regulations under Section 162(m), all payments made pursuant to the APP will be deductible by the Company. In each instance, the awards will be taxable as ordinary income to the participant in the year received.

BENEFITS TO NAMED EXECUTIVE OFFICERS AND OTHERS

     APP awards in 1997 and future years to the executive officers named in the Summary Compensation Table, all current executive officers, and all employees, including all current officers who are not executive officers, will be determined based upon the Company's achievement of one or more of the performance goals described above, the employee's target total annual compensation, and the percentage of the employee's target total annual compensation placed "at risk". For 1997, APP performance will be measured by evaluating cost improvements (weighted 25%), labor productivity (weighted 25%), and economic value created (weighted 50%) against preset goals. Since such performance has not yet occurred and employees' target total annual compensation for 1997 have not yet been determined, it is not presently possible to determine the amounts, if any, that will be received by such persons or groups pursuant to the APP. See "Compensation and Management Development Committee Report on Executive Compensation -- Components of Compensation -- Cash Compensation" for information concerning payouts to executive officers under the APP for 1996.

ADDITIONAL INFORMATION

     All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy card is signed and returned but no specification is made, the shares represented by proxy will be voted for approval of the Eastman Annual Performance Plan. The affirmative vote of a majority of the votes cast at the Annual Meeting on this proposal will constitute approval of the APP. If not so approved by the shareowners, no awards will be paid under the APP to any Covered Employee for any year after 1996.

     SUBMISSION OF THE EASTMAN ANNUAL PERFORMANCE PLAN TO SHAREOWNERS FOR APPROVAL HAS BEEN RECOMMENDED TO THE COMPANY'S BOARD OF DIRECTORS BY THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE EASTMAN ANNUAL PERFORMANCE PLAN.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                              ITEM 5 ON PROXY CARD

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Price Waterhouse LLP as independent accountants for the Company and its subsidiaries until the Annual Meeting of Shareowners in 1998. The shareowners are being asked to ratify the Board's appointment of Price Waterhouse LLP.

     All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy card is signed and returned but no specification is made, the shares represented by proxy will be voted for ratification of the appointment of Price Waterhouse LLP as independent accountants for the Company.

     A representative of Price Waterhouse LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement on behalf of the Firm if he desires to do so. The representative is also expected to be available to respond to appropriate questions from shareowners.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY AND ITS SUBSIDIARIES UNTIL THE ANNUAL MEETING OF SHAREOWNERS IN 1998.

                  SHAREOWNER PROPOSALS FOR 1998 ANNUAL MEETING

     In accordance with SEC rules, proposals of Company shareowners intended to be presented at the 1998 Annual Meeting of Shareowners must be received by the Company at its principal executive offices on or before November 18, 1997 in order to be included in the Company's proxy materials relating to the 1998 Annual Meeting of Shareowners. In addition, the Company's By-laws provide that no proposal may be submitted by a shareowner for a vote of the Company's shareowners unless the shareowner submitting the proposal files a written notice setting forth with particularity certain information about the shareowner and all persons acting in concert with him or her, including the following information: (1) such persons' names and business addresses; (2) such persons' names and addresses as they appear on the Company's books (if they so appear); and (3) the number of shares of Company stock beneficially owned by such persons. The notice must also include a description of the proposal containing all material information relating thereto and such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board and the Company's shareowners to consider the proposal. The notice must be delivered to the Secretary of the Company (1) at least sixty days before any annual meeting, if the annual meeting is to be held on or after the first Thursday in May, or (2) by the close of business on the 15th day following the giving of notice of the date of the meeting, if the meeting is a special meeting or an annual meeting held before the regular date.

                               OTHER INFORMATION

PROXY SOLICITATION

     The cost of soliciting proxies and the cost of the Annual Meeting will be paid by the Company. In addition to the solicitation of shareowners of record by mail, proxies may be solicited by telephone, facsimile, personal contact, and similar means by directors, officers, or employees of the Company, none of whom will be specially compensated for such activities. The Company also contacts brokerage houses, banks, nominees, custodians, and fiduciaries, who can be identified as record holders of Common Stock. Such holders, after inquiry by the Company, provide information concerning quantities of proxy materials and Annual Reports needed to supply such materials to beneficial owners, and the Company reimburses them for the expense of mailing proxy materials and Annual Reports to such persons. Kissel-Blake, Inc. has been retained by the Company to aid in the solicitation of proxies, at a cost of $8,500 plus expenses.

OTHER MATTERS

     The Company's management knows of no other matters that are to be brought before the Annual Meeting. If any other matters come properly before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

     UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT, THE COMPANY WILL FURNISH TO SUCH PERSON WITHOUT CHARGE (OTHER THAN FOR EXHIBITS) A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, AS FILED WITH THE SEC. REQUESTS MAY BE MADE TO EASTMAN CHEMICAL COMPANY, P.0. BOX 511, KINGSPORT, TENNESSEE 37662-5075, ATTENTION: SHAREOWNER SERVICES.

                                   APPENDIX A

                            EASTMAN CHEMICAL COMPANY

                    1997 OMNIBUS LONG-TERM COMPENSATION PLAN

1. Purpose

     The purpose of the Plan is to provide motivation to Employees of the Company and its Subsidiaries to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives to such Employees through the ownership and performance of Common Stock of the Company. Toward this objective, the Committee may grant stock options, stock appreciation rights ("SARs"), Stock Awards, performance shares, and/or other incentive awards to Employees of the Company and its Subsidiaries on the terms and subject to the conditions set forth in the Plan. The Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, without limitation, Awards earned but not yet paid, to the extent it deems appropriate; provided, however, that any such amendment which, in the opinion of the Committee, is adverse to the Participant shall require the Participant's consent. Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary. The Company or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Participant at any time. Further, the adoption of the Plan shall not be deemed to give any Employee or any other individual any right to be selected as a Participant or to be granted an Award.

2. Definitions

     2.1 "Award" means any form of stock option, SAR, Stock Award, performance shares, or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish by the Award Notice or otherwise.

     2.2 "Award Notice" means a written notice from the Company to a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by the Plan and by the Committee's exercise of its administrative powers.

     2.3 "Board" means the Board of Directors of the Company.

     2.4 "Change In Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K, as in effect on December 31, 1996, pursuant to Section 13 or 15(d) of the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time as (i) any "person" within the meaning of
Section 14(d) of the Exchange Act, other than the Company, a Subsidiary, or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or has become the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote in the election of directors; provided, however, that the following will not constitute a Change In Control: any acquisition by any corporation if, immediately following such acquisition, more than 75% of the outstanding securities of the acquiring corporation ordinarily having the right to vote in the election of directors is beneficially owned by all or substantially all of those persons who, immediately prior to such acquisition, were the beneficial owners of the outstanding securities of the Company ordinarily having the right to vote in the election of directors, or (ii) individuals who constitute the Board on January 1, 1997 (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that: any person becoming a director subsequent to January 1, 1997 whose election, or nomination for election by the Company's shareowners, was approved by a vote of at least three-quarters ( 3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board, (iii) upon approval by the Company's shareowners of a reorganization, merger or consolidation, other than one with respect to which all or substantially all of those persons who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or
(iv) upon approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary. Notwithstanding the occurrence of any of the foregoing, the Committee may determine, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change In Control shall not be so considered. Such determination shall be effective only if: (i) it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change In Control or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change In Control; and (ii) it would not, in the opinion of the Company's accountants, preclude the use of "pooling of interest" accounting treatment for a Change in Control transaction that would otherwise qualify for such accounting treatment and which is contingent upon qualifying for such accounting treatment.

     2.5 "Change In Control Price" means the highest closing price (or, if the shares are not traded on an exchange, the highest last sale price or closing "asked" price) per share paid for the purchase of Common Stock in a national securities market during the ninety (90) day period ending on the date the Change In Control occurs.

     2.6 "Change In Ownership" means a Change In Control that results directly or indirectly in the Common Stock (or the stock of any successor to the Company received in exchange for Common Stock) ceasing to be publicly traded in a national securities market.

     2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8 "Committee" means the Compensation and Management Development Committee of the Board or such other committee, designated by the Board, authorized to administer the Plan under Section 3 hereof. The Committee shall consist of not less than two members, each of whom shall be both a "non-employee director" as such term is defined in Rule 16b-3 under the Exchange Act or any successor rule, and an "outside director" as that term is used in Code Section 162(m) and the regulations promulgated thereunder.

     2.9 "Common Stock" means the $.01 par value common stock of the Company.

     2.10 "Company" means Eastman Chemical Company.

     2.11 "Covered Employee" means an individual defined in Code Section 162(m)(3).

     2.12 "Employee" means an employee of the Company or a Subsidiary.

     2.13 "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

     2.14 "Fair Market Value" means the closing price of the shares of Common Stock on the New York Stock Exchange on the day on which such value is to be determined or, if no shares were traded on such day, on the next preceding day on which shares were traded; provided, however, that if at any relevant time the shares of Common Stock are not traded on the New York Stock Exchange, the "Fair Market Value" shall be determined by reference to the closing price of the shares of Common Stock on another national securities exchange, if applicable, or if the shares are not traded on an exchange but are traded in the over-the-counter market, by reference to the last sale price or the closing "asked" price of the shares in the over-the-counter market as reported by the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or other national quotation service.

     2.15 "Participant" means any individual to whom an Award has been granted by the Committee under the Plan.

     2.16 "Plan" means the Eastman Chemical Company 1997 Omnibus Long-Term Compensation Plan.

     2.17 "SAR" is an Award that shall entitle the recipient to receive a payment equal to the appreciation in value of a stated number of shares of Common Stock from the price established in the Award to the market value of such number of shares of Common Stock on the date of exercise.

     2.18 "Section 16 Insider" means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act with respect to the Company.

     2.19 "Stock Award" means an Award granted pursuant to Section 10 hereof in the form of shares of Common Stock, restricted shares of Common Stock and/or Units of Common Stock.

     2.20 "Subsidiary" means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 80 percent or more.

     2.21 "Unit" means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, canceled, forfeited or terminated, as the case may be: Units of Common Stock, SARs and performance shares that are expressed in terms of Units of Common Stock.

3. Administration

     The Plan shall be administered by the Committee. The Committee shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (c) select Employees to become Participants and receive Awards under the Plan; (d) determine the form of an Award, whether a stock option, SAR, Stock Award, performance share, or other incentive award established by the Committee, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Notice; (e) determine whether Awards should be granted singly, in combination or in tandem;
(f) grant waivers of Plan terms, conditions, restrictions and limitations; (g) accelerate the vesting, exercise or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; (h) establish such other types of Awards, besides those specifically enumerated in Section 2.1 hereof, which the Committee determines are consistent with the Plan's purpose; and (i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. In addition, in order to enable Employees who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan. The Committee shall also have the authority to grant Awards in replacement of Awards previously granted under the Plan or any other executive compensation plan of the Company or a Subsidiary. All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive.

     The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select, grant, and establish the terms of Awards to Section 16 Insiders or Covered Employees.

4. Eligibility

     Any Employee is eligible to become a Participant in the Plan.

5. Shares Available

     The maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan (including incentive stock options) during its term shall not exceed 7,000,000. (Such amounts shall be subject to adjustment as provided in Section 18.) Any shares of Common Stock related to Awards that are settled in cash in lieu of Common Stock shall be available again for grant under the Plan. Similarly, any shares of Common Stock related to Awards that terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares or are exchanged with the Committee's permission for Awards not involving

Common Stock, shall be available again for grant under the Plan. Further, any shares of Common Stock that are used by a Participant for the full or partial payment to the Company of the purchase price of Common Stock upon exercise of a stock option, or for withholding taxes due as a result of such exercise, shall again be available for Awards under the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock with respect to one or more options and/or SARs that may be granted during any one calendar year under the Plan to any one Covered Employee shall be 200,000. The maximum fair market value of any Awards (other than options and SARs) that may be received by a Covered Employee (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be equal to the Fair Market Value of 100,000 shares of Common Stock on December 31 of the immediately preceding calendar year. The shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares.

6. Effective Date; Term

     The Plan shall become effective as of the date upon which it is approved by the shareowners of the Company. No Awards shall be exercisable or payable before the Plan shall have become effective. Awards shall not be granted pursuant to the Plan after April 30, 2002.

7. Participation

     The Committee shall select, from time to time, Participants from those Employees who, in the opinion of the Committee, can further the Plan's purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Notices the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in the Plan and the administrative rules and regulations issued by the Committee.

8. Stock Options

     (a) Grants. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code, other tax-qualified stock options, or non-qualified stock options (i.e., stock options that are not incentive or other tax-qualified stock options), or a combination of any of the above.

     (b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an option may be exercised. The price at which Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but such price shall not be less than 50 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the date of the stock option's grant.

     (c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Accordingly, the aggregate market value (determined at the time the option was granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under the Plan or any other plan of the Company or any of its Subsidiaries) shall not exceed $100,000 (or such other limit as may be required by the Code). Further, the per share option price of an incentive stock option shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. Also, each incentive stock option shall expire not later than ten years from its date of grant.

     (d) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan. Without limiting the generality of the foregoing, options may provide for the automatic granting of new options at the time of exercise.

     (e) Exercise. Upon exercise, the exercise price of a stock option may be paid in cash, shares of Common Stock, shares of restricted Common Stock, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock, whether restricted or unrestricted, and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

9. Stock Appreciation Rights

     (a) Grants. Awards may be granted in the form of SARs. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value is the difference between the option price of such related stock option and the Fair Market Value of the Common Stock on the date of exercise.

     (b) Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the "exercise price" of such an SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. However, at no time shall a Tandem SAR be issued if the option price of its related stock option is less than 50 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the date of the Tandem SAR grant. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares covered by the stock option exercise. Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be canceled automatically to the extent of the number of shares covered by such exercise.

     (c) Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. Freestanding SARs shall have a term specified by the Committee, in no event to exceed ten years. The exercise price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less than 50 percent of the Fair Market Value of the Common Stock, as determined by the Committee, on the date of the Freestanding SAR grant. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of a Freestanding SAR may be exercised.

     (d) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

     (e) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10. Stock Awards

     (a) Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine. Stock Awards may be actual shares of Common Stock or the economic equivalent thereof ("Stock Award Units").

     (b) Award Restrictions. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, without limitation, restrictions on transferability and continued employment of the Participant. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

     (c) Rights as Shareowner. During the period in which any restricted shares of Common Stock are subject to restrictions imposed pursuant to Section 10(b), the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareowner with respect to such shares, including, without limitation, the right to vote such shares and to receive dividends.

     (d) Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11. Performance Shares

     (a) Grants. Awards may be granted in the form of performance shares. Performance shares, as that term is used in the Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

     (b) Performance Criteria. Performance shares shall be contingent upon the attainment during a performance period of certain performance objectives. The length of the performance period, the performance objectives to be achieved during the performance period, and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance objectives may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances.

     (c) Additional Terms and Conditions. The Committee may, by way of the Award Notice or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

12. Performance Goals for Certain Section 162(m) Awards

     The Committee may (but need not) determine that, in order to meet the "performance-based" award criteria of Code Section 162(m) and the regulations thereunder, any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of one or more of the following measures of corporate performance, alone or in combination, for the Company as a whole: (a) return on capital, equity, or assets (including economic value created), (b) productivity,
(c) cost improvements, (d) cash flow, (e) sales revenue growth, (f) net income, earnings per share, or earnings from operations, (g) quality, (h) customer satisfaction, or (i) stock price or total shareowner return. Measurement of the Company's performance against the goals established by the Committee shall be objectively determinable, and to the extent such goals are expressed in standard accounting terms, performance shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date. The Committee shall have the right for any reason to reduce (but not increase) any such Award, notwithstanding the achievement of a specified goal. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period to which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder). Any payment of an Award granted with performance goals under this
Section 12 shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

13. Payment of Awards

     At the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum, or in installments, as determined by the Committee.

14. Dividends and Dividend Equivalents

     If an Award is granted in the form of a Stock Award, stock option, or performance share, or in the form of any other stock-based grant, the Committee may choose, at the time of the grant of the Award or any time thereafter up to the time of the Award's payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time or times as the Committee shall determine. All dividends or dividend equivalents that are not paid currently may, at the Committee's discretion, accrue interest, be reinvested in additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award.

15. Deferral of Awards

     At the discretion of the Committee, payment of a Stock Award, performance share, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time such payment would otherwise be made, on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of the Code and its regulations. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock. The Committee may also, in its discretion, require deferral of payment of any Award or portion thereof if payment of the Award would, or could in the reasonable estimation of the Committee, result in the Participant receiving compensation in excess of the maximum amount deductible by the Company under the Code.

16. Termination of Employment

     If a Participant's employment with the Company or a Subsidiary terminates for a reason other than death, disability entitling the Participant to benefits under the Company's long-term disability plan, retirement, or any other approved reason, all unexercised, unearned, and/or unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be canceled or forfeited, as the case may be, unless the Participant's Award Notice provides otherwise. The Committee shall have the authority to promulgate rules and regulations to (i) determine what events constitute disability, retirement or termination for an approved reason for purposes of the Plan, and (ii) determine the treatment of a Participant under the Plan in the event of such Participant's death, disability, retirement or termination for an approved reason.

17. Nonassignability

     No Awards (other than unrestricted Stock Awards) or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability
(i) does not result in accelerated taxation, (ii) does not cause any option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal securities laws applicable to transferable Awards. During the lifetime of the Participant no Award shall be payable to or exercisable by anyone other than the Participant to whom it was granted, other than (a) in the case of a permanent disability involving a mental incapacity or (b) in the case of an Award transferred in accordance with the preceding sentence.

18. Adjustment of Shares Available

     If there is a change in the number of outstanding shares of Common Stock through the declaration of stock dividends or stock splits, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is a change in the number of outstanding shares of Common Stock or any change in the outstanding stock of the Company (or any successor to the Company), or any other transaction described in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the number and kind of shares of stock that may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, the Committee shall also be authorized to make such appropriate adjustments in the shares of stock available for issuance under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate.

19. Withholding Taxes

     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event hereunder, the Company may elect in its discretion, and Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by withholding or having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections by Participants shall be irrevocable, made in writing, and signed by the Participant.

20. Noncompetition; Confidentiality

     A Participant will not, without the written consent of the Company, either during his or her employment by the Company or thereafter, disclose to anyone or make use of any confidential information which he or she has acquired during his or her employment relating to any of the business of the Company, except as such disclosure or use may be required in connection with his or her work as an employee of Company. During Participant's employment by Company, and for a period of two years after the termination of such employment, he or she will not, either as principal, agent, consultant, employee or otherwise, engage in any work or other activity in competition with the Company in the field or fields in which he or she has worked for the Company. The agreement in this Section applies separately in the United States and in other countries but only to the extent that its application shall be reasonably necessary for the protection of the Company. Unless the Award Notice specifies otherwise, a Participant shall forfeit all rights under this Plan to any unexercised or unpaid Awards or to the deferral of any Award, dividend, or dividend equivalent, if, in the determination of the Committee, the Participant has violated the agreement set forth in this Section 20, and in that event any further payment, deferral of payment, or other action with respect to any Award, dividend, or dividend equivalent shall be made or taken, if at all, in the sole discretion of the Committee. For purposes of this Section 20, "Company" shall include any Subsidiary employing the Participant.

21. Regulatory Approvals and Listings

     Notwithstanding anything contained in the Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any State or Federal law or ruling of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

22. Amendment

     The Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without shareowner approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of shareowners of the Company if such approval is necessary or deemed advisable with respect to tax, securities, or other applicable laws, policies, or regulations.

23. Governing Law

     The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable Federal law.

24. Change In Ownership

     (a) Background. Upon a Change In Ownership: (i) the terms of this Section 24 shall immediately become operative, without further action or consent by any person or entity; (ii) all conditions, restrictions, and limitations in effect on any unexercised, unearned, unpaid, and/or deferred Award, or any other outstanding Award, shall immediately lapse as of the date of such event; (iii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any Awards on or after such date, and in no circumstance shall an Award be forfeited on or after such date; and (iv) all unexercised, unvested, unearned, and/or unpaid Awards or any other outstanding Awards shall automatically become one hundred percent (100%) vested immediately.

     (b) Dividends and Dividend Equivalents. Upon a Change In Ownership, all unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be treated and paid under this Section 24 in the identical manner and time as the Award with respect to which such dividends or dividend equivalents have been credited. For example, if upon a Change In Ownership, an Award under this Section 24 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

     (c) Treatment of Performance Shares. If a Change In Ownership occurs during the term of one or more performance periods for which the Committee has granted performance shares (hereinafter a "current performance period"), the term of each such current performance period shall immediately terminate upon the occurrence of such event. Upon a Change In Ownership, for each current performance period and each completed performance period for which the Committee has not on or before such date made a determination as to whether and to what degree the performance objectives for such period have been attained (hereinafter a "completed performance period"), it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof.

     A Participant in one or more current performance periods shall be considered to have earned and, therefore, be entitled to receive, a prorated portion of the Awards previously granted for each such performance period. Such prorated portion shall be determined by multiplying the number of performance shares granted to the Participant by a fraction, the numerator of which is the total number of whole and partial years (with each partial year being treated as a whole year) that have elapsed since the beginning of the performance period, and the denominator of which is the total number of years in such performance period.

     A Participant in one or more completed performance periods shall be considered to have earned and, therefore, be entitled to receive all the performance shares previously granted during each such performance period.

     (d) Valuation of Awards. Upon a Change In Ownership, all outstanding Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), and performance shares (including those earned as a result of the application of Subsection 24(c) above) and all other outstanding stock-based Awards, including those granted by the Committee pursuant to its authority under Subsection 3(h) hereof, shall be valued and cashed out on the basis of the Change In Control Price.

     (e) Payment of Awards. Upon a Change In Ownership, any Participant, whether or not still employed by the Company or a Subsidiary, shall be paid, in a single lump sum cash payment, as soon as practicable but in no event later than 90 days after the Change In Ownership, the value of all of such Participant's outstanding Units of Common stock, Freestanding SARs, stock options (including incentive stock options), and performance shares (including those earned as a result of Subsection 24(c) above), and all other outstanding Awards, including those granted by the Committee pursuant to its authority under Subsection 3(h) hereof. For purposes of making any payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

     (f) Deferred Awards. Upon a Change in Ownership, all Awards deferred by a Participant under Section 15 hereof, but for which such Participant has not received payment as of such date, shall be paid in a single lump-sum cash payment as soon as practicable, but in no event later than 90 days after the Change In Ownership. For purposes of making any payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

     (g) Miscellaneous. Upon a Change In Ownership, (i) the provisions of Sections 16 and 20 (solely as such Section relates to noncompetition and not as such Section relates to confidentiality) and the third sentence of Section 1 hereof shall become null and void and of no further force and effect; and (ii) no action, including, without limitation, the amendment, suspension, or termination of the Plan, shall be taken which would affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of such action or as a result of such Change In Ownership.

     (i) Legal Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change In Ownership; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

     (j) Adjustment to Provisions. Notwithstanding that a Change in Ownership has occurred, the Committee may elect to deal with Awards in a manner different from that contained in this Section 24, in which case the provisions of this
Section 24 shall not apply and such alternate terms shall apply. Such Committee action shall be effective only if it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change in Ownership or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change in Ownership.

25. Change In Control.

     (a) Background. All Participants shall be eligible for the treatment afforded by this Section 25 if their employment terminates within two years following a Change In Control, unless the termination is due to (i) death, (ii) disability entitling the Participant to benefits under the employer's long-term disability plan, (iii) Cause, (iv) resignation other than (A) resignation from a declined reassignment to a job that is not reasonably equivalent in responsibility or compensation (as defined in the Company's termination allowance plan, if any), or that is not in the same geographic area (as defined in the Company's termination allowance plan, if any), or (B) resignation within 30 days following a reduction in base pay, or (v) retirement entitling the Participant to benefits under his or her employer's retirement plan.

     For purposes hereof, "Cause" means (a) the continued failure by an Employee to substantially perform such Employee's duties of employment after warnings identifying the lack of substantial performance are communicated to the Employee by the employer to identify the manner in which the employer believes that the Employee has not substantially performed such duties, or (b) the engaging by an Employee in illegal conduct that is materially and demonstrably injurious to the Company or a Subsidiary.

     (b) Vesting and Lapse of Restrictions. If a Participant is eligible for treatment under this Section 25, (i) all of the conditions, restrictions, and limitations in effect on any of such Participant's unexercised, unearned, unpaid and/or deferred Awards (or any other of such Participant's outstanding Awards) shall immediately lapse as of the date of termination of employment; (ii) no other terms, conditions, restrictions and/or limitations shall be imposed upon any of such Participant's Awards on or after such date, and in no event shall any of such Participant's Awards be forfeited on or after such date; and (iii) all of such Participant's unexercised, unvested, unearned and/or unpaid Awards (or any other of such Participant's outstanding Awards) shall automatically become one hundred percent (100%) vested immediately upon termination of employment.

     (c) Dividends and Dividend Equivalents. If a Participant is eligible for treatment under this Section 25, all of such Participant's unpaid dividends and dividend equivalents and all interest accrued thereon, if any, shall be paid under this Section 25 in the identical manner and time as the Award with respect to which such dividend or dividend equivalents have been credited. For example, if upon a Change In Control, an Award under this Section 25 is to be paid in a prorated fashion, all unpaid dividends and dividend equivalents with respect to such Award shall be paid according to the same formula used to determine the amount of such prorated Award.

     (d) Treatment of Performance Shares. If a Participant holding performance shares is terminated under the conditions described in Subsection (a) above, the provisions of this Subsection (d) shall determine the manner in which such performance shares shall be paid to such Participant. For purposes of making such payment, each current performance period, as that term is defined in Subsection 24(c) hereof, shall be treated as terminating upon the date of the Participant's termination of employment, and for each such current performance period and each completed performance period, as that term is defined in Subsection 24(c) hereof, it shall be assumed that the performance objectives have been attained at a level of one hundred percent (100%) or the equivalent thereof. If the Participant is participating in one or more current performance periods, he or she shall be considered to have earned and, therefore, be entitled to receive that prorated portion of the Awards previously granted for each such performance period, as determined in accordance with the formula established in Subsection 24(c) hereof. A Participant in one or more completed performance periods shall be considered to have earned and, therefore, be entitled to receive all the performance shares previously granted during each performance period.

     (e) Valuation of Awards. If a Participant is eligible for treatment under this Section 25, such Participant's Awards shall be valued and cashed out in accordance with the provisions of Subsection 24(d) hereof.

     (f) Payment of Awards. If a Participant is eligible for treatment under this Section 25, such Participant shall be paid, in a single lump-sum cash payment, as soon as practicable but in no event later than 90 days after the date of such Participant's termination of employment, the value of all of such Participant's outstanding Units of Common Stock, Freestanding SARs, stock options (including incentive stock options), and performance shares (including those earned as a result of Subsection 25(d) above), and all of such Participant's other outstanding Awards, including those granted by the Committee pursuant to its authority under Subsection 3(h) hereof. For purposes of making any payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

     (g) Deferred Awards.  If a Participant is eligible for treatment under this
Section 25, all of the deferred Awards for which such Participant has not received payment as of the date of such Participant's termination of employment shall be paid in a single lump-sum cash payment as soon as practicable, but in no event later than 90 days after the date of such Participant's termination. For purposes of making any payment, the value of all Awards that are stock based shall be determined by the Change In Control Price.

     (h) Miscellaneous. Upon a Change In Control, (i) the provisions of Sections 16 and 20 (solely as such Section relates to noncompetition and not as such Section relates to confidentiality) and the third sentence of Section 1 hereof shall become null and void and of no force and effect insofar as they apply to a Participant who has been terminated under the conditions described in Subsection (a) above; and (ii) no action, including, without limitation, the amendment, suspension or termination of the Plan, shall be taken that would affect the rights of such Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of the Change In Control or to which such Participant may become entitled as a result of such Change In Control.

     (i) Legal Fees. The Company shall pay all reasonable legal fees and related expenses incurred by a Participant in seeking to obtain or enforce any payment, benefit or right such Participant may be entitled to under the Plan after a Change In Control; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.

     (j) Adjustment to Provisions. Notwithstanding that a Change in Control has occurred, the Committee may elect to deal with Awards in a manner different from that contained in this Section 25, in which case the provisions of this Section 25 shall not apply and such alternate terms shall apply. Such Committee action shall be effective only if it is made by the Committee prior to the occurrence of an event that otherwise would be or probably will lead to a Change In Control or after such event if made by the Committee a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably will lead to a Change In Control.

26. No Right, Title, or Interest in Company Assets

     No Participant shall have any rights as a shareowner as a result of participation in the Plan until the date of issuance of a stock certificate in such Participant's name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Subsection 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.

27. Securities Laws

     With respect to Section 16 Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails so to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

                                   APPENDIX B

                            EASTMAN CHEMICAL COMPANY

                            EASTMAN PERFORMANCE PLAN

                           ARTICLE 1 -- Introduction

     The Eastman Performance Plan, as set forth in this document, has been approved by the Board of Directors of Eastman Chemical Company (the "Company") as a variable compensation program which provides eligible employees with tangible recognition for their contributions to the success of the Company. The Eastman Performance Plan is also intended to secure the full deductibility of Plan Payouts to Covered Employees, and all cash compensation payable hereunder to such persons is intended to qualify as "performance based compensation", as described in Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The Company's Board of Directors is responsible for approving the declaration of Plan Payouts under this Plan each year, except for Plan payouts to Covered Employees, which shall be approved by the Compensation Committee. No declaration of Plan Payout by the Board or the Compensation Committee for any given year shall commit the Board or the Compensation Committee to any given level of Plan Payout in future years.

                            ARTICLE 2 -- Definitions

     2.01 Board.  The Board of Directors of the Company.

     2.02 Buffer Employees. Buffer Employee shall refer to those individuals hired by the Company on a trial basis for a maximum of twelve (12) months, to work on either a full-time or part-time schedule.

     2.03 Capital. Capital shall designate the funds invested in the Company through either debt or equity, including funds loaned to the Company from financial institutions or through the issuance of bonds, debentures or other private debt instruments, plus the shareholders' cumulative investment in the Company through the ownership of all outstanding shares of all classes of stock.

     2.04 Code.  The Internal Revenue Code of 1986, as amended.

     2.05 College Cooperative Student. College Cooperative Student shall refer to an employee who is a college student pursuing studies of interest to the Company and who generally works a full-time schedule on an alternate work/school block basis.

     2.06 Company. Eastman Chemical Company or its corporate successors. Notwithstanding the foregoing, whenever reference is made in this Plan to "the Company" in the context of financial performance, e.g., "the Company's capital debt", the "Company" shall mean Eastman Chemical Company and all of its affiliates that are included on its consolidated financial statements.

     2.07 Compensation. For purposes of this Eastman Performance Plan, Compensation shall have that meaning ascribed thereto under Section 2.11 of the ESOP.

     2.08 Compensation Committee. The Compensation and Management Development Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan as provided herein. The Committee shall consist of not less than two members, each of whom shall be an "outside director" as that term is used in Code Section 162(m) and the regulations promulgated thereunder.

     2.09 Cost of Capital. The Cost of Capital reflects the cost of debt and the cost of equity, expressed as a percentage reflecting the percentage of interest charged on debt and the percentage of expected return on equity.

     2.10 Covered Employee.  An individual defined in Code Section 162(m) (3).

     2.11 Earnings from Continuing Operations. Earnings from Continuing Operations shall be defined as the total sales of the Company minus the costs of all operations of any nature used to produce such sales, including taxes, plus after-tax interest associated with the Company's capital debt.

     2.12 Eastman ESOP Excess Plan. The Eastman ESOP Excess Plan, a non-qualified deferred compensation plan, including any amendments which may from time to time be adopted thereto.

     2.13 Eastman Investment Plan or EIP. The Eastman Investment Plan, a qualified savings plan under Sections 401(a) and 401(k) of the Code, including any amendments which may from time to time be adopted thereto.

     2.14 Eastman Stock Ownership Plan or ESOP. The Eastman Stock Ownership Plan, a qualified employee stock ownership plan under Sections 401(a) and 4975 of the Code, including any amendments which may from time to time be adopted thereto.

     2.15 Eligible Employee. Eligible Employees shall be all those individuals who meet the eligibility criteria set forth under Article 3; provided however, that nonresident aliens working outside of the United States shall not be defined as Eligible Employees for the purposes of this Plan.

     2.16 General Payout Table. The General Payout Table shall be that Table set forth under Section 4.04 providing for the correlation between the Performance Indicator and the Payout Basis.

     2.17 Limited Service Employee. Limited Service Employee shall refer to any individual hired by the Company for the specific purpose of meeting needs of Nine Hundred (900) hours or less in any consecutive twelve (12) month period and who is designated as a Limited Service Employee when hired.

     2.18 Participating Affiliates. Participating Affiliates shall signify all those companies or organizations which from time to time accept the provisions of the Plan as applying to the employees of such company or organization.

     2.19 Participating Earnings. Participating Earnings for a given Performance Year shall be an Eligible Employee's Participating Earnings set forth in Appendix A for such Performance Year.

     2.20 Payout Basis. The Payout Basis shall signify the applicable percentage set forth in accordance with the General Payout Table contained in
Section 4.04.

     2.21 Performance Indicator. The Performance Indicator shall mean the Return on Capital minus the Cost of Capital. Such calculation shall be expressed as a percentage, which shall be calculated to the third place after the decimal point (i.e., xx.xxx%), and then rounded to the second place after the decimal point (i.e., xx.xx%).

     2.22 Performance Year. The Performance Year shall be the calendar year, running from January 1 through December 31, with respect to which the financial performance of the Company shall be determined.

     2.23 Plan.  The Eastman Performance Plan.

     2.24 Plan Payout. The Plan Payout shall consist of those monies to which the Eligible Employee shall be entitled in accordance with the provisions of this Plan.

     2.25 Regular Full-Time Employee. Regular Full-Time Employee shall refer to those individuals who are defined as such on the payrolls of the Company or a Participating Affiliate and who work a regular schedule of:

          (a) 40 or more hours per week (or shorter time periods where required by law, by Company needs, or by the employee's health); or

          (b) Alternative work schedules such as alternating 36 and 48 hour workweeks comprised of 12-hour days.

     2.26 Regular Part-Time Employee. Regular Part-Time Employee shall refer to those individuals who are defined as such on the payroll of the Company or a Participating Affiliate, who work a regular schedule of less than 40 hours per week, and who are not defined as Regular Full-Time Employees under Section 2.25.

     2.27 Return on Capital. The Return on Capital shall mean the return produced by funds invested in the Company and shall be defined as Earnings from Continuing Operations, as defined in Section 2.11, divided by the Average Capital Employed. Average Capital Employed shall be derived by adding the Company's capital debt plus equity at the close of the last day of the year preceding the Performance Year, to the Company's capital debt plus equity at the close of the last day of the present Performance Year, with the resulting sum being divided by two. Capital debt is defined as the sum of Borrowing by the Company Due Within One Year and Long-Term Borrowing, as designated on the Company's balance sheet. The resulting ratio shall be multiplied by One Hundred
(100) in order to convert such to a percentage. Such percentage shall be calculated to the third place after the decimal point (i.e., xx.xxx%), and then rounded to the second place after the decimal point (i.e., xx.xx%).

     2.28 Special Program Employee. Special Program Employee shall refer to a high school study-work student, a drafting trainee employed to work one quarter or semester, a clerical assistant trainee hired to work for one quarter or semester, a summer technical employee, a visiting scientist, or a normal temporary employee hired for a limited period.

     2.29 Termination Allowance Plan or TAP. Termination Allowance Plan or TAP shall mean the Termination Allowance Plan adopted by the Company effective January 1, 1994, and as amended thereafter from time to time.

                            ARTICLE 3 -- Eligibility

     3.01 Basic Eligibility. All Regular Full-Time Employees and Regular Part-Time Employees of Eastman Chemical Company and any other Participating Affiliates as may from time to time participate under this Plan, are eligible to receive a Plan Payout as described herein if they:

          (a) Meet all of the following requirements;

             (i) Are employed by Eastman Chemical Company or one of the Participating Affiliates on December 31 of the Performance Year; and

             (ii) Receive Participating Earnings with respect to the Performance Year; and

             (iii) Are living at 11:59 p.m. on the last scheduled workday for such Employee during the Performance Year (e.g., if an Employee regularly works a Monday to Friday shift, his last scheduled workday for the 1996 Performance Year would be Tuesday, December 31, 1996);

        or

          (b) Meet the requirements of Section 3.02.

     3.02 Special Eligibility. Regular Full-Time Employees and Regular Part-Time Employees who are not actively employed with the Company or a Participating Affiliate as of December 31 of the Performance Year are eligible to participate under the provisions of this Plan provided that they meet one of the following criteria:

          (a) Such employee has retired in accordance with the Eastman Retirement Assistance Plan on or after February 1 of the Performance Year; or

          (b) Such employee has exhausted Short-Term Disability benefits during the Performance Year and:

             (i) Is approved for benefits under the Eastman Long-Term Disability Plan; or

             (ii) Is not approved for benefits under the Eastman Long-Term Disability Plan and is terminated by the Company due to lack of prescribed work; or

          (c) Such employee's employment with the Company was terminated during the Performance Year and as a result of such termination the employee becomes entitled to a Termination Allowance Benefit under the Company's Termination Allowance Plan; or

          (d) All of the following conditions are met: (i) an employee's employment with the Company is terminated during the Performance Year under a layoff as defined in Section 4.01 of TAP, a special separation as defined in Section 4.02 of TAP, or a divestiture as defined in Section 4.03 of TAP;
     (ii) such employee does not become entitled to a Termination Allowance Benefit under TAP; and (iii) management of the Company nevertheless resolves in writing that such employee shall be entitled to participate in the Performance Plan for such Performance Year upon meeting such conditions as management shall determine in its sole discretion. For this purpose, "management of the Company" shall mean any of the following: the Board of Directors of the Company, a committee of the Board; a committee of the Company responsible for benefits plans oversight; or an officer of the Company; or

          (e) Such employee is (i) paid on a United States-based salary structure, and (ii) is temporarily employed with a non-participating affiliate of the Company and serving outside the borders of the United States at the direction or request of the Company or any Participating Affiliate; or

          (f) Such employee's employment with the Company was terminated during the Performance Year in order to accompany or follow their Eastman employee spouse who is transferred to a company unit or subsidiary or affiliated company in a different geographic area which is not a Participating Affiliate.

     If an employee meets the requirements of this Section 3.02 for a given Performance Year but is not eligible for an allocation under the ESOP for such Performance Year (as determined under the ESOP), then such employee shall receive the entire amount of his individual Plan Payout, as calculated under
Section 4.06(a), in cash, and no contribution shall be made to the ESOP or Eastman ESOP Excess Plan for the benefit of such individual.

     3.03 Transfer Into Plan. Employees who transfer to the Company during the course of any Performance Year from a subsidiary or affiliated company which is not a Participating Affiliate in the Plan will be eligible for the Plan Payout payable for the Performance Year if they satisfy the eligibility requirements of
Section 3.01 or 3.02 above. Earnings and allowances received from such subsidiary or affiliated company are not included in Compensation or Participating Earnings.

     3.04 Transfer From Plan. Employees who are transferred during any Performance Year from the Company to employment with a subsidiary or affiliated company which is not a Participating Affiliate will qualify for the Plan Payout payable for that Performance Year. However, earnings and allowances received from such subsidiary or affiliated company are not included in Compensation or Participating Earnings.

     3.05 Exclusions. Limited Service Employees, Special Program Employees, College Cooperative Employees, Buffer Employees and all other employees of the Company and Participating Affiliates not defined as Regular Full-Time Employees or Regular Part-Time Employees are not eligible to receive a Plan Payout as authorized herein unless reclassified before December 31 of the Performance Year into a class of employees eligible to receive a Plan Payout in accordance with Sections 3.01 and 3.02. For such reclassified employees, except those employees who were classified as Limited Service Employees prior to such reclassification, earnings before reclassification are included in Compensation or Participating Earnings.

     3.06 Participation of Recently Hired Employees. Notwithstanding any language to the contrary contained herein, during the Performance Year in which an Eligible Employee is first hired by the Company or by a Participating Affiliate, and the next Performance Year, Eligible Employees shall receive allocations of the Plan Payout, as follows. For the Performance Year of the Eligible Employee's date of hire, the Eligible Employee shall receive an allocation equal to Twenty-Five Percent (25%) of the Eligible Employee's total Plan Payout as calculated under Section 4.06(a). For the first full Performance Year after the Eligible Employee's date of hire, the Eligible Employee shall receive an allocation equal to Fifty Percent (50%) of that Eligible Participant's total Plan Payout as calculated under Section 4.06(a). Such allocation made shall be paid entirely in cash pursuant to the provisions of
Section 5.01(b). During the Performance Year in which the Eligible Employee is first hired and the next succeeding Performance Year, the Eligible Employee shall not be eligible to receive an ESOP Payout. However, this Section 3.06 shall not apply to an Eligible Employee for a given Performance Year if such Employee is entitled to an ESOP allocation (under the terms of the ESOP) for such Performance Year.

     3.07 Termination of Employment Subsequent to Performance Year. Any Eligible Employee who has met the requirements for participation contained in this Article 3 for the Performance Year and with whom the employment relationship with the Company or any Participating Affiliate is subsequently terminated for any reason prior to the distribution of the Plan Payout for that Performance Year shall be entitled to the Plan Payout for that Performance Year. Payment of such Plan Payout shall be made in accordance with the provisions set forth under Section 5.01.

     3.08 Eligibility in Case of Death. Notwithstanding any language contained herein, if an employee dies before qualifying for the Plan Payout for the Performance Year, the Company may, in its sole discretion, elect to pay all, part, or none of the Plan Payout to the estate of the employee or to a designated beneficiary thereof. However, if an Eligible Employee dies after qualifying for but before receiving a given Plan Payout, such Plan Payout will be paid to the decedent's estate as a legal right.

                   ARTICLE 4 -- Determination of Plan Payout

     4.01 In General. The Plan Payout, if any, is intended to reflect the financial performance of the Company over the course of the Performance Year. Financial performance shall be measured in terms of the Performance Indicator. Such Plan Payout, if any, shall be calculated as determined under Section 4.06. The resulting Plan Payout for each Eligible Employee shall be distributed pursuant to the provisions of Article 5 below.

     4.02 Determination of Performance Indicator. No later than the first day of a Performance Year (or such later date as may be permitted by Code Section 162(m)), the Compensation Committee shall establish in writing for that Performance Year, the Performance Indicator (including the Cost of Capital for the Performance Year), the Payout Basis, the General Payout Table, and the formula or method for calculating the Plan Payout payable to each Eligible Employee if certain levels of the Performance Indicator are attained.

     The Performance Indicator for any Performance Year shall be the Return on Capital (as defined in Section 2.27) minus the Cost of Capital (as defined in Section 2.09), expressed as a percentage, which shall be calculated to the third place after the decimal point (i.e., xx.xxx%), and then rounded to the second place after the decimal point (i.e., xx.xx%). Measurement of the Company's performance against the performance goals established by the Committee shall be objectively determinable and, to the extent they are expressed in standard accounting terms, shall be determined according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

     4.03 Determination of Payout Basis. The Payout Basis, expressed as a percentage as follows, shall be determined according to the General Payout Table shown in Section 4.04. If the Return on Capital minus Cost of Capital is not an even percentage, then the exact Payout Basis shall be calculated by straight line interpolation, and shall be calculated to the third place after the decimal point (i.e., xx.xxx%), and then rounded to the second place after the decimal point (i.e., xx.xx%).

     4.04 General Payout Table.

  RETURN ON CAPITAL
MINUS COST OF CAPITAL           PAYOUT BASIS*
    (PERCENTAGE)       TOTAL %     ESOP %      CASH %
---------------------  -------  -------------  ------
     10 or More          30           5          25
          9              27           5          22
          8              24           5          19
          7              22           5          17
          6              20           5          15
          5              18           5          13
          4              16           5          11
          3             14.5          5         9.5
          2              13           5          8
          1             11.5          5         6.5
          0              10           5          5
         -1               9           5          4
         -2               8           5          3
         -3               7           5          2
         -4               6           5          1
         -5               5           5          0
    Less than -5          0          **          0

---------------

 * Actual Payout percentages may vary based on pay at risk as determined under
   Section 4.06.

** The ESOP Payout Basis will be determined pursuant to Section 4.05 below.

     4.05 Board Election Regarding 0% Payout Basis. Neither the Board nor the Compensation Committee shall have discretion to increase or reduce the Plan Payout payable in cash determined according to this Article 4.

     In the event of a Performance Year in which the total Payout Basis pursuant to the General Payout Table contained in Section 4.04 is to be 0%, the Board of Directors of the Company will determine whether to make any contribution to the ESOP for such Performance Year and if so, how much. Nothing in this Section 4.05 shall be deemed to provide an implied or express promise or commitment to provide an ESOP contribution arising from this Eastman Performance Plan in a Performance Year in which the total Payout Basis under the Payout Table is 0%.

     4.06 Calculation of Individual Plan Payout. Calculations of the individual Plan Payout shall be done on a three part basis as follows:

          (a) The total Plan Payout for each Eligible Employee shall be calculated by multiplying the Participating Earnings of the Eligible Employee for the Performance Year by a fraction, the numerator of which is the Total Payout Basis derived from the General Payout Table contained in
     Section 4.04 and the denominator of which is One (1) minus that percentage of the Eligible Employee's pay at risk as defined under the regular employment practices of the Company. Such fraction shall be calculated to the seventh place after the decimal point (i.e., xx.xxxxxxx%), and then rounded to the sixth place after the decimal point (i.e., xx.xxxxxx%). Thus, the calculation shall be expressed as follows:

        Plan Payout (Total) = Participating Earnings x Total Payout Basis
                                                       --------------------
                                                       1 - % of Pay at Risk

          (b) That portion of the Plan Payout to be contributed to the ESOP account of Eligible Employees shall be calculated by multiplying the Compensation of the Eligible Employee for the Performance Year by a fraction, the numerator of which is the ESOP Payout Basis derived from the General Payout Table contained in Section 4.04 and the denominator of which is 95%. Such fraction shall be calculated to the seventh place after the decimal point (i.e., xx.xxxxxxx%), and then rounded to the sixth place after the decimal point (i.e., xx.xxxxxx%). Thus, the calculation shall be expressed as follows:

        Plan Payout (ESOP) = Compensation x (ESOP Payout Basis / 95%)

        In the event that the Eligible Employee's Compensation as determined under Section 2.11 of the ESOP is less than his Participating Earnings for a given Performance Year, that portion of the Plan Payout that would have been contributed to the ESOP under this subsection (b) for such Employee but for the limitations of Section 401(a)(17) of the Code, shall be credited to the Eastman ESOP Excess Plan in accordance with the provisions thereof.

          (c) That portion of the Plan Payout designated for distribution in cash shall be calculated by subtracting the ESOP portion of the total Plan Payout calculated pursuant to subsection (b) of this Section 4.06 (including that portion to be credited to the Eastman ESOP Excess Plan, if applicable) from the total Plan Payout derived under subsection (a) of this
     Section 4.06. Thus, the calculation shall expressed as follows:

        Plan Payout (Total) -- Plan Payout (ESOP) = Plan Payout (Cash)

     The maximum annual Plan Payout to any individual is $500,000.

     4.07 Estimated Plan Payout. The Vice President and Chief Financial Officer, or his delegate, shall, on or about the close of each quarter of the Company's fiscal year, estimate the annual Payout Basis for the Plan based upon financial performance for the Performance Year to date. The estimates thus generated shall subsequently be communicated to Eligible Employees in such a manner as determined by the Company.

     4.08 Final Determinations by Board and by Compensation Committee. As soon as practicable following the availability of performance results for the completed Performance Year, the Committee shall determine the Company's performance in relation to the Performance Indicator for that period and certify in writing the Company's performance. Such certification shall include confirmation of the Return on Capital (determined as described in Section 2.27), and final approval and declaration of the Plan Payout to Covered Employees.

     Notwithstanding any language contained herein, final approval for any Plan Payout to Eligible Employees other than Covered Employees determined in conjunction with this Article 4 must be given by the Board of Directors of the Company. No declaration of Plan Payout by the Board or the Compensation Committee for any given year shall commit the Board or the Compensation Committee to any given level of Plan Payout in future years.

     4.09 Shareowner Approval. No Plan Payout payable in cash shall be paid under the Plan to any Covered Employee for any Performance Year after 1996 unless and until the material terms (within the meaning of Section 162(m) of the Code) of the Plan, including the performance goals on which the Plan Payout would be based, are disclosed to the Company's shareowners and are approved by the shareowners by a majority of the votes cast.

                     ARTICLE 5 -- Mechanism of Plan Payout

     5.01 Plan Payout. Approved Plan Payouts for any Performance Year shall be made in the subsequent Performance Year as follows:

          (a) That portion of the Plan Payout determined pursuant to the provisions of Section 4.06 which is designated for contribution to the ESOP account of the Eligible Employee shall be contributed by the Company to the ESOP account of the Eligible Employee no later than the date of the Company's due date for filing its corporate tax return (with extensions) for such Performance Year.

          (b) That portion of the Plan Payout determined pursuant to the provisions of Section 4.06 which is designated for distribution in cash shall, at the discretion of the Company, be paid out in March of the subsequent Performance Year in cash by check or into an account designated by the Eligible Employee and held with a commercial bank. The portion of the Plan Payout dispersed pursuant to the provisions of this Subsection (b) shall reflect any deductions made by the Company for purposes of Federal or other taxation or pursuant to request for deferral of benefits made by the Eligible Employee under the provisions of Article 5.02.

     5.02 Eastman Investment Plan and Eastman Executive Deferred Compensation Plan Participation. Eligible Employees who are also eligible to participate in the Eastman Investment Plan may elect to defer the cash portion of the Plan Payout for a given Performance Year into the Eastman Investment Plan, to the extent provided under such Plan. Eligible Employees who are also eligible to participate in the Eastman Executive Deferred Compensation Plan may elect to defer the cash portion of the Plan Payout for a given Performance Year into the Eastman Executive Deferred Compensation Plan, to the extent provided under such Plan. Any funds deferred pursuant to the provisions of this Section 5.02 shall become subject to the rules and regulations of the EIP or the Executive Deferred Compensation Plan, and shall reflect any deductions made for purposes of payment of social security taxes due under the Code.

     5.03 Eastman Stock Ownership Plan/Eastman ESOP Excess Plan. All portions of the Plan Payout which are to be contributed to the ESOP or credited to the Eastman ESOP Excess Plan pursuant to the terms of this Plan shall, after such contribution or crediting of such amounts (as applicable), be governed in accordance with the provisions of the ESOP or Eastman ESOP Excess Plan (as applicable). The Eastman Performance Plan solely purports to determine the amount of contributions to the ESOP or the level of credits to the Eastman ESOP Excess Plan. All decisions as to eligibility, benefits or any matter other than the level of ESOP contributions or the level of ESOP Excess crediting amounts shall be governed by the ESOP or the Eastman ESOP Excess Plan (as applicable).

     5.04 Deferral of Award. Notwithstanding anything in this Article 5 to the contrary, if the Compensation Committee determines that the current payment of any award under this Article 5 could result in the Eligible Employee's receiving compensation in excess of the maximum amount deductible by the Company for Federal income tax purposes, then such Committee in its sole discretion may determine that such award shall not be paid currently, and instead shall be transferred to the Employee's account under the Eastman Executive Deferred Compensation Plan (and thereafter shall be subject to the provisions of the Executive Deferred Compensation Plan).

                 ARTICLE 6 -- Claim Against Performance Payment

     The payment of any Plan Payout which may be subject in whole or in part to execution, lien, assignment, or other claim, notice of which is received by the Company on or before the Plan Payout payment date, may be delayed for an appropriate time in order to facilitate proper handling of the claim and in order to make any necessary adjustments.

                     ARTICLE 7 -- Inability to Locate Payee

     If the Company is unable to make payment hereunder to any Eligible Employee to whom a Plan Payout is due because the Company is unable to ascertain the whereabouts of such Eligible Employee after reasonable efforts have been made, such payment otherwise due shall be forfeited one (1) year after the date the Plan Payout was to be made.

                      ARTICLE 8 -- Plan Document Controls

     In the event of a conflict between this Plan document and any other information or enrollment materials provided to the Eligible Employees (whether written or oral), the provisions of this document shall control.

                    ARTICLE 9 -- Right to Amend or Terminate

     Although the Company intends to continue the Plan indefinitely, the Plan may be terminated, suspended or modified, in whole or in part, at any time for any reason by action of the Compensation Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in Article 4, or the maximum annual Plan Payout payable to any individual, without shareowner approval unless shareowner approval is not required in order for Plan Payouts paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code.

                       ARTICLE 10 -- No Employment Rights

     Nothing contained in this Plan shall give any Eligible Employee the right to be retained in the employment of the Company or affect the right of the Company to dismiss any employee. The adoption and maintenance of this Plan shall not constitute a contract between the Company and the Eligible Employee for consideration for, or inducement or condition of, the employment of the Eligible Employee.

                    ARTICLE 11 -- Conclusiveness of Records

     The records of the Company with respect to financial data, Participating Earnings, and all other relevant matters shall be conclusive for purposes of the administration of the Plan described in this document.

              ARTICLE 12 -- Administration; Actions by the Company

     All members of the Compensation Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Code. The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for conduct of its business as the Committee deems appropriate or advisable. The Committee sets and interprets policy, establishes annual performance goals, evaluates Company performance against the goals, and confirms and certifies the extent to which Company performance goals were satisfied under the Plan.

     Except with respect to matters which under Section 162(m) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

                                   APPENDIX A

                  PARTICIPATING AND NON-PARTICIPATING EARNINGS

PARTICIPATING EARNINGS

     Pay for all time worked including:

     Wages and salaries
     Pay for clothes change
     Pay for time spent attending meetings
     Paid lunch periods
     Pay for time in Eastman Medical Department (scheduled hours only)
     Pay for work on community campaigns and special community projects (at company request)
     Pay when serving as pallbearer (at company request)
Overtime pay
Shift premiums
Shift supplements
Compensating time off
Holiday pay, premiums, and allowances (including payment for holiday during a full week of absence)
Vacation pay (including payment in lieu of vacation and excluding purchased vacation cashout)
Pay for travel status
Lack of work allowance
Time spent by Apprentices in supervised tests or labs
Medical pay allowance (as recommended and arranged by the Eastman Medical Department)
Jury duty
Call-in allowance
On-call allowance
Adjustment for amount of time spent on Final Warning(1)

NON-PARTICIPATING EARNINGS

Eastman Performance Plan payouts
Annual Performance Plan payouts
Omnibus Plan awards such as:
     Stock Option grants
     Restricted Stock grants
     Long-Term Performance Award Plan awards
Tuition refunds
Educational support payments
Termination allowance and special separation allowance
Moving expenses and allowances as the result of domestic relocation Additions to allowances on prizes for tax purposes
Taxable awards and prizes such as:
     25-year service awards
     40-year service awards
     Safety awards
     Attendance awards

---------------

Note 1: Participating Earnings does not include pay during the period of time while a Employee is on Final Warning Status, as determined under the Company's regular employment practices. This adjustment is made by taking an Employee's Participating Earnings for the Performance Year, and excluding a pro rata portion based on the amount of time that the Employee was on Final Warning Status during such year.

Allowances for excused absences due to:
     accident at work
     death of a relative
     emergency blood donation
     emergency relief activities
     organized color guard
     employee medical or dental appointment
     serving in public office
     personal absences
     temporary military duty
     time spent voting
     voluntary community services
     other allowances not specifically identified under Participating Earnings Allowances for expatriates:
     cost-of-living allowance
     housing allowance
     tax makeup allowance
     travel allowance
     education allowance
Foreign service premium payments
Payment in lieu of notice of termination
Short-Term Disability benefits
Taxable portion of insurance premium paid by company
Workers' Compensation payments and allowances:
     makeup payments
     statutory payments
     supplements
All other payments or allowances not specifically identified as Participating Earnings

                                   APPENDIX C

                            EASTMAN CHEMICAL COMPANY

                        EASTMAN ANNUAL PERFORMANCE PLAN

                              ARTICLE 1 -- Purpose

     The Eastman Annual Performance Plan ("APP", or the "Plan") is a variable compensation plan for Eastman Chemical Company (the "Company") management level individuals which is designed to deliver a portion of annual cash compensation according to business performance. APP is intended to provide an incentive for superior performance and to motivate participants toward higher achievement and business results, and to tie the interests of management-level individuals to the interests of the Company and its shareowners. The Annual Performance Plan is also intended to secure the full deductibility of Plan compensation payable to the Company's Chief Executive Officer and the four highest compensated executive officers (collectively, the "Covered Employees") whose compensation is required to be reported in the Company's proxy statement, and all compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m) of the Internal Revenue Code of 1986, as amended.

                      ARTICLE 2 -- Summary of Plan Design

     The annual cash compensation of each participant in the Plan consists of a base salary, an annual Eastman Performance Plan award, and an annual performance award from the Annual Performance Plan. APP is designed so that a target award will be paid when the expected financial performance level is reached. Generally, APP awards vary from zero, if financial goals are not met, to two times the target award for specified above-goal performance. Target awards range from 5% of Target Total Annual Compensation ("TTAC"), as defined in Exhibit 1, for lower management positions, to 35% of TTAC for the Chief Executive Officer. APP awards are in addition to the 5% target award level for the Eastman Performance Plan. APP awards are paid in a lump sum in March of the year following the year for which performance was measured ("Performance Year").

                   ARTICLE 3 -- Eligibility and Participation

     3.01 General Eligibility. The Plan is designed for management-level individuals (salary grade 46 and above) in key roles which have an impact on the financial performance of the Company. Prior to or at the time performance objectives are established for a Performance Year, the Compensation and Management Development Committee (the "Committee") of the Board of Directors (the "Board") will confirm in writing the salary grade level of the individuals eligible to participate in the Plan for such Performance Year.

     3.02 New Participants During the Performance Year. Individuals who are appointed to positions eligible for Plan participation during the Performance Year become eligible for participation on the first day of the month of the appointment. Individuals who become participants during the Performance Year will receive a pro rata award based upon the number of months in an eligible position during the Performance Year. (For example, an individual promoted to an eligible position on May 1 during the Performance Year would receive an award based upon eight months' participation in the Plan, or 8/12 (eight-twelfths) of an award).

     3.03 Job Changes During the Performance Year. Participants who change jobs during a Performance Year which results in a change of their target award level will receive a pro rata award for the interval of time spent in each job. Each pro rata award is calculated using the participant's base salary just prior to each job change which changes their target award level; and their base pay at the end of the Performance Year. Each pro rata award is based on the financial performance of the full Performance Year. In these instances, each pro rata award will compose the participant's award for the full Performance Year.

     3.04 Terminations. Participants who (1) retire, or (2) become disabled under the Eastman Long-Term Disability Plan, or (3) terminate employment under circumstances which qualify for a Termination

Allowance Benefit under the Company's Termination Allowance Plan, or (4) terminate employment as a result of, pursuant to, or in connection with layoff, special separation, divestiture, or similar circumstances, where such termination does not qualify for a Termination Allowance but for which Company management in its sole discretion authorizes an award, receive a pro rata award at the normal time of payout based on base salary at the time of separation and financial performance at the end of the Performance Year.

     The estates of participants who die receive a pro rata award at the normal time of payout based on base salary at the time of death and financial performance at the end of the Performance Year.

     Participants who terminate employment with the Company for reasons other than those specified under this Section 3.04 will receive an award only if they were actively employed on the last scheduled workday of the Performance Year.

       ARTICLE 4 -- Performance Year, Goal Setting, and Performance Goals

     4.01 Performance Year. The Plan's Performance Year shall be the calendar year beginning on January 1 and ending on December 31. The performance period with respect to which payouts may be payable under the APP shall generally be the Performance Year.

     4.02 Performance Goal Setting. In December of each year, The Chief Executive Officer will recommend performance goals for the following Performance Year to the Committee. No later than the first day of the Performance Year (or such later date as may be permitted by Section 162(m) of the Internal Revenue Code of 1986, as amended), the Committee shall establish in writing, with respect to the Performance Year, one or more performance goals, the relative weights to be assigned to such goals, a specific target objective or objectives with respect to such performance goals, and objective formulae or methods for computing the amount of the APP award payable to each participant if the performance goals are attained.

     4.03 Performance Goals. Performance goals shall be based upon one or more of the following business criteria, alone or in combination, for the Company as a whole, as the Committee deems appropriate: (i) economic value created; (ii) productivity; (iii) cost improvements; (iv) cash flow; (v) sales revenue growth;
(vi) earnings from operations; (vii) quality; (viii) customer satisfaction. Performance goals will include a minimum, maximum, and target level of performance, with the size of the award based upon the level attained for each of the criteria selected, and the weighting selected for each of the criteria. Once established, performance goals for a particular Performance Year cannot be changed.

                        ARTICLE 5 -- Award Determination

     5.01 Certification of Performance. As soon as practicable following the availability of performance results for the completed Performance Year, the Committee shall determine the Company's performance in relation to the performance goals for that period and certify in writing the extent to which performance goals were satisfied. Measurement of the Company's performance against the performance goals established by the Committee shall be objectively determinable, and to the extent they are expressed in standard accounting terms, they shall be determined according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in such principles after such date.

     5.02 Calculation and Review/Approval. Based upon the Company's performance against the performance goals, and the formulae or methods established, the APP award for each participant is calculated. (The calculation method for the Plan is illustrated in Exhibit 1). The Committee shall approve the APP award amounts for participants who are members of the Board of Directors and for participants who are "Covered Employees" as defined in Section 162(m)(3) of the Internal Revenue Code of 1986; and review the APP award amounts for other executive officers of the Company.

     5.03 Award Adjustments. The Committee shall have no discretion to increase the amount of any participant's award as so determined, but may reduce the amount of or totally eliminate such award, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors.

     5.04 Maximum Award Payable in Performance Year. No participant's APP award for any Performance Year shall exceed $1,000,000.

                         ARTICLE 6 -- Payment of Awards

     APP awards shall be paid by the Company in March for performance in the previous year, and after the Committee has certified in writing that the relevant performance goals were achieved. The Committee has the authority, in its discretion, to defer payment of a participant's award into the Executive Deferred Compensation Plan until the participant retires or otherwise terminates employment, if the Committee determines that payment of the award could result in the participant receiving compensation in excess of the maximum amount deductible by the Company for Federal income tax purposes.

                  ARTICLE 7 -- Salary Adjustments and Benefits

     7.01 Salary Adjustment Upon Entry Into the APP. The Plan is a variable compensation, or pay at risk, program whereby participants have their base salary administered on reduced rate ranges. New participants to the Plan are immediately administered on the reduced rate range for their assigned salary grade. This may reduce or eliminate promotional increases, depending upon the person's pay position in the rate range of the new salary grade. Subsequent salary treatment will depend upon pay/performance relationships in the reduced rate range for their assigned grade.

     7.02 Salary Conversion Upon Withdrawal From the APP. In unusual circumstances when it is necessary for an individual to be removed from the Plan, the individual will be placed on a non-APP rate schedule and the base salary recalculated. The recalculated base salary will be determined by calculating the ratio of the individual's base salary prior to removal from the Plan to the midpoint of the APP rate schedule, and applying the same ratio to the midpoint of the non-APP rate schedule, to determine the new base salary. Should the removal from the Plan involve a reduction in salary grade, a new rate in the new salary grade will be selected based upon the individual's applicable training and experience.

     7.03 Relationship to Benefits and Other Compensation. The APP award payout is considered in calculating the basis for other compensation and benefits. Base salary, the actual APP payout and the actual Eastman Performance Plan payout are included in calculating retirement benefits. Base salary, the target APP award payout and the target Eastman Performance Plan payout are included in the basis for calculating the actual APP payout, the actual Eastman Performance Plan payout, life insurance, long-term disability, termination allowance, miscellaneous expense allowance, and foreign service premium. The base salary rate is the basis for calculating short-term disability, vacation pay, holiday pay, personal absence, and field allowance.

                    ARTICLE 8 -- Other Terms and Conditions

     8.01 Shareowner Approval. No APP award payment shall be paid under the Plan to any "Covered Employee" for any Performance Year after 1996 unless and until the material terms (within the meaning of Section 162(m) of the Internal Revenue Code of 1986) of the APP, including the performance goals on which the APP award payout would be based, are disclosed to the Company's shareowners and are approved by the shareowners by a majority of the votes cast.

     8.02 Claims. No person shall have any legal claim to be granted an award under the Plan. Except as may be otherwise required by law, payouts under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Plan payouts shall be payable from the general assets of the Company and no participant shall have any claim with respect to any specific assets of the Company.

     8.03 No Employment Rights. Neither the Annual Performance Plan nor any action taken under the Annual Performance Plan shall be construed as giving any employee the right to be retained in the employ of the Company or to maintain any participant's compensation at any level.

     8.04 Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the participant's OASDI and MEDI obligation) required by law to be withheld.

                          ARTICLE 9 -- Administration

     9.01 Power and Authority of the Committee. All members of the Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Internal Revenue Code. The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines, and instruments for the administration of the Plan and for conduct of its business as the Committee deems appropriate or advisable. The Committee sets and interprets policy, establishes annual performance goals, evaluates Company performance against the goals, and confirms and certifies the extent to which Company performance goals were satisfied under the Plan.

     9.02 Committee's Delegation of Authority. Except with respect to matters which under Section 162(m) of the Internal Revenue Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

     9.03 Amending or Terminating the Plan. By action of the Committee, the Plan may be amended, modified, suspended, or terminated, in whole or in part, at any time for any reason. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of Section 162(m) of the Internal Revenue Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in Article 4, or the maximum Plan payout payable to any participant without shareowner approval unless shareowner approval is not required in order for payouts paid to "Covered Employees" to constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code.

                            ARTICLE 10 -- Plan Audit

     The Vice President, Human Resources and Communications and Public Affairs, has responsibility for monitoring and reporting on the administration and effectiveness of the Plan. The Vice President's role is to provide independent, objective appraisal and guidance to both the Committee and to the Chief Executive Officer in the administration of the APP. Each year, the Vice President will provide a formal review to the Committee and the CEO on the overall effectiveness of the APP.

         EXHIBIT 1 -- Calculation of the Annual Performance Plan Payout

     Awards are paid based on goal achievement. In the example below, three performance goals have been selected for the relevant Performance Year with a weighting of 50% for goal number 1, 25% for goal number 2, and 25% for goal number 3. Weighted performance is calculated on a scale ranging from zero (0%, or no payout at this level of performance) to 200% (or 2 times target performance), with target performance at 100% (or 1 times target performance level). In this way, regardless of their target award percentage (5% to 35%), the performance for all participants can be calculated using the same scale. In the example, the performance for goal 1 is 125% on the scale of 0 to 200%, resulting in a weighted performance (50% times 125%) of 62.5%. Goal 2 performance is 94% on the scale, resulting in a weighted performance of 23.5% (25% times 94%). Goal 3 performance is 116%, resulting in weighted performance of 29% (25% times 116%). Adding the weighted performance factors together results in a total weighted performance of 115%.

                               PERFORMANCE LEVELS

Example:

Performance Level:      A     B     C     D    E

Performance Percent:   200%  150%  100%  50%  0%

         GOAL                                    WEIGHTED
GOALS  WEIGHTING    X   PERFORMANCE LEVEL   =   PERFORMANCE
-----  ---------   ---  -----------------  ---  -----------
   #1     50%       X         125%          =      62.5%
   #2     25%       X          94%          =      23.5%
   #3     25%       X         116%          =      29.0%
                                                  ------
                                    Total   =     115.0%

     In this example, assume that the participant has a year-end base salary of $100,000 and a target award level of 10%. To calculate this participant's award, the Target Total Annual Compensation is calculated as described below. Then the target award for the performance year is determined. Knowing the target award and the total weighted performance (115% from above), the APP payout can be calculated.

Target Total Annual Compensation =  Base Salary divided by [1 minus (the target award percent + Eastman Performance Plan 5%)].
                    $100,000
In this example:  ------------  = $117,647 = Target Total Annual Compensation
                  1-(.10+.05)

     Target Payout = Target Total Annual Compensation times Target Award %

                    Target Payout = $117,647 X 10% = $11,765

          APP Payout = Target Payout times Total Weighted Performance

                     APP Payout = $11,765 X 115% = $13,530

                                                                APPENDIX


                           EASTMAN CHEMICAL COMPANY

 P                PROXY SOLICITED BY THE BOARD OF DIRECTORS
       FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MAY 1, 1997
 R

 O The undersigned hereby appoints Harold L. Henderson and H. Virgil Stephens, and each of them, with individual power of substitution,
 X proxies to vote all shares of Common Stock of Eastman Chemical Company (the "Company") that the undersigned may be entitled to vote at the
 Y Annual Meeting of Shareowners to be held at the Company's Employee Center, 400 South Wilcox Drive, Kingsport, Tennessee, on May 1, 1997, at 10:00 a.m., Eastern Daylight Savings Time, and at any adjournments or postponements thereof.

       Said proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side of this card and are authorized to vote in their discretion as to any other business that may come properly before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR ITEMS 1, 2, 3, 4, AND 5.


       Nominees for election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2000 and until their successors are duly elected and qualified:

                                 Jerry E. Dempsey
                                 Marilyn R. Marks
                                 Gerald B. Mitchell
                                                                   -----------
                                                                   SEE REVERSE
                                                                      SIDE
                                                                   -----------



/X/ Please mark your                                                   0683
    votes as in this
    example.

     The proxies are directed to vote as specified below and in their discretion on all other matters. If this proxy card is signed and returned but no specification is made, said proxies will vote FOR Items 1, 2, 3, 4, and 5.

------------------------------------------------------------------------------------------------------------------------------------
                    The Board of Directors recommends a vote FOR Items 1, 2, 3, 4, and 5.
------------------------------------------------------------------------------------------------------------------------------------
                 FOR  WITHHELD                       FOR  AGAINST  ABSTAIN                                      FOR  AGAINST ABSTAIN
1. Election of  /  /    /  /   2. Approval of 1997   /  /   /  /    /  /    5. Ratification of the appointment  /  /   /  /   /  /
   Directors.                     Omnibus Long-Term                            of Price Waterhouse LLP as
   (see reverse)                  Compensation Plan.                           independent accountants.

To withhold authority to vote  3. Approval of        /  /   /  /    /  /
for less than all nominees,       Eastman
write name(s) of                  Performance Plan.
individual(s) for whom                               FOR  AGAINST  ABSTAIN
authority is withheld          4. Approval of Annual /  /   /  /    /  /
below:                            Performance Plan.

-----------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                                                            If you plan to attend the Annual Meeting,  /  /
                                                                            please check the box.

                                                                            To help us eliminate duplicate mailings to  /  /
                                                                            the same beneficial holders, please check
                                                                            the box if you hold shares in more than one
                                                                            account and wish to discontinue Annual
                                                                            Report mailing for this account.
                                                                            --------------------------------------------------------
                                                                            PLEASE MARK, DATE AND SIGN BELOW, AND RETURN
                                                                            THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED.


                                                                            Please sign exactly as name appears hereon.  When shares
                                                                            are held by joint tenants, both should sign.  When
                                                                            signing as attorney, executor, administrator, trustee or
                                                                            guardian, please give full title as such.  If a
                                                                            corporation, please sign in full corporate name by
                                                                            president or other authorized officer.  If a
                                                                            partnership, please sign in partnership name by
                                                                            authorized person.

                                                                            --------------------------------------------------------

                                                                            --------------------------------------------------------
                                                                            SIGNATURE(S)                                   DATE
